RECORDED October 5  2000  2:30PM
                                     IN BOOK 246  OF PHOTO PAGE 429
                                     PAULETTE T 110MPSCUN, WESTON COUNTY CLERK



                         ASSIGNMENT OF WORKING INTEREST
                         ------------------------------
                            IN OIL AND GAS LEASE(S)
                            -----------------------

                                      ***

    KNOW ALL PERSONS BY THESE PRESENTS THAT:


          Rising Phoenix Development Group, LTD., a British Columbia corporation, Canada, hereinafter referred to as the "Assignor", for valuable consideration in hand paid, receipt and sufficiency whereof being hereby acknowledged, does hereby sell, assign, convey, transfer and set over to 2U Online.com Inc., a Delaware corporation, U.S.A., whose mailing address is 1288 Alberni Street, Suite 806, Vancouver, B.C., V6E 4N5, hereinafter referred to as the "Assignee", any and all of the Assignor's working interest and attendant net revenue interest which it now owns or might own in the following-described oil and gas lease(s) and lands:


    1. An oil and gas lease dated January 10, 1981, wherein Donald B. Roberts, B. M. Stewart and Sheri Vineyard were the lessors, and Exoil Services, Inc. was the lessee, recorded in Book 87 of Photos at Page 189 on February 4, 1981 in the Offices of the County Clerk for Weston County, Wyoming; as amended and ratified on June 22, 1982, which amendment and ratification was recorded in Book 103 of Photos at Page 344, in the Offices of the County Clerk for Weston County, Wyoming; which lease was further ratified on January 4, 1984, which ratification was recorded in Book 122 of Photos at Page 261 in the Offices of the County Clerk for V4eston County, Wyoming; and which lease was further amended and ratified in March of 1986, which amendment and ratification was recorded in Book 158 of Photos at Page 61 in the Offices of the County Clerk for Weston County, Wyoming; covering the following-described lands situate in Weston County, Wyoming, to-wit:



                 Township 44 North. Range 60 West. 6th P.M.
                 ------------------------------------------
                        Section 6:   SW 1/4, NE 1/4, E 1/2NW 1/4, W 1/2 SE 1/4
                        Section 7:   W 1/2, W 1/2E 1/2
                        Section 18:  W1/2
                        Section 19:  W 1/2W1/2, NE 1/4NW 1/4
                        Section 30:  W 1/2 NW 1/4

                 Township 44 North. Range 61 West. 6th P.M.
                 ------------------------------------------
                        Section 1:   SE 1/4
                        Section 11:  SE 1/4, E 1/4 NE 1/4, S 1/2 SW 1/4
                        Section 12:  All
                        Section 13:  All
                        Section 14:  All
                        Section 22:  E 1/2
                        Section 23:  N 1/2, SE 1/4, E 1/2 SW 1/4
                        Section 24:  All
                        Section 25:  W 1/2, NE 1/4, NW 1/4 SE 1/4
                        Section 26:  E 1/2 NE 1/4, NE 1/4 SE 1/4
                        Section 27:  W 1/2 E 1/2

         2. Any and all other oil and gas leases, including all amendments, ratifications, renewals and extensions thereof, insofar as same cover the following-described lands situate in Weston County, Wyoming, towit:

                       Township 44 North, Range 60 West. 6th P.M.
                       ------------------------------------------
                              Section 6:   SW 1/4, NE 1/4, E 1/2 NW 1/4,
                                           W 1/2 SE 1/4
                              Section 7:   W 1/2, W 1/2 E 1/2
                              Section 18:  W 1/2
                              Section 19:  W 1/2 W 1/2, NE 1/4 NW 1/4
                              Section 30:  W 1/2 NW 1/4

                       Township 44 North. Range 61 West. 6th P.M.
                       ------------------------------------------
                              Section 1:   SE 1/4
                              Section 11:  SE 1/4, E 1/2 NE 1/4, S 1/2 SW 1/4
                              Section 12:  All
                              Section 13:  All
                              Section 14:  All
                              Section 22:  E 1/2
                              Section 23:  N 1/2, SE 1/4, E 1/2 SW 1/4
                              Section 24:  All
                              Section 25:  W 1/2, NE 1/4, NW 1/4 SE 1/4
                              Section 26:  E 1/2 NE 1/4, NE 1/4 SE 1/4
                              Section 27:  W 1/2 E 1/2




    SUBJECT to all of the terms and conditions set forth hereinafter to which by acceptance and execution of this Assignment the Assignee specifically agrees. The above-described oil and gas lease(s) are hereinafter referred to as the "Lease(s)", and the land covered by the Lease(s) is hereinafter referred to as the "Leasehold Lands".

                     TERMS AND CONDITIONS OF THE ASSIGNMENT:
                     ---------------------------------------

           1. Assignor does not warrant the validity of the Lease(s) nor its titles to any part or portion of the working interest and/or net revenue interest in the Lease(s).

           2. Assignee accepts this Assignment without any representations, guarantees or warranties, express or implied, being made by the Assignor as to the condition of the Leasehold Lands or any oil or gas well located thereon, or as to the condition of any property associated with the Leasehold Lands or any oil or gas well located thereon.

           3. Assignee accepts this Assignment without any representations, guarantees or warranties, express or implied, being made by the Assignor as to the quantity or quality of the oil or gas which may be produced by any oil or gas well located on the Leasehold Lands.

          4. Assignee accepts this Assignment subject to any and all terms, conditions, covenants, restrictions, reservations, royalties and overriding royalties, and encumbrances contained in the Lease(s) and in any instrument in the chain of title of the Lease(s) and this Assignment, whether of record or not. Further, by acceptance of this Assignment, the Assignee hereby agrees to assume and perform each and every duty and obligation of the Assignor under the Lease(s) and under all other instruments in the chain of title of the Lease(s) and this Assignment, whether of record or not, and to save and hold the Assignor harmless from any and all liability or damages which might arise out of the Assignee's failure to so perform. The Assignee specifically acknowledges that it is aware of the terms and conditions contained in the subject Lease(s) and all amendments, ratifications, renewals and extensions thereof.

            5. This Assignment is subject to the following covenants, restrictions and reservations, which shall be construed as covenants running with the Leasehold Lands and shall be binding upon and inure to the benefit of the Assignor and the Assignee, and their respective successors and assigns:

            a. Assignee acknowledges that the Leasehold Lands have been used for oil and gas drilling and producing operations, related oil field operations and possibly for the storage and disposal of waste materials and hazardous substances and that physical changes in the Leasehold Lands may have occurred as a result of such uses. Also the Leasehold Lands may contain buried pipelines and other equipment, the locations of which cannot now be determined. Assignee understands that the Assignor does not have the requisite information to determine the exact nature or condition of the Leasehold Lands nor the effect any such uses have had on the physical condition of the Leasehold Lands.

            b. Assignee acknowledges that it has entered into this Assignment on the basis of its own investigation of the physical condition of the Leasehold Lands including subsurface condition and that the Leasehold Lands have been used in the manner and for the purposes set forth above and that physical changes to the Leasehold Lands may have occurred as a result of such use. Assignee is acquiring the Leasehold Lands in an "as is" condition and assumes the risk that adverse physical conditions, including, but not limited to, the presence of unknown abandoned oil and gas wells, water wells and sumps may not have been revealed by the Assignee's investigation. Assignee hereby agrees to assume full legal responsibility for all of such conditions, known or unknown.

            c. Assignee shall comply with all applicable laws, ordinances, rules and regulations regarding the operation and abandonment of the Leasehold Lands, and shall promptly obtain all permits required by public authorities in connection with the Leasehold Lands.

            d. Assignee shall assume full responsibility for all wells, the casing and all other personal property used on or in connection therewith on and after the date hereof and shall indemnify, defend and hold harmless the Assignor and its directors, officers, contractors, agents, employees or representatives from and against any loss, liability, claim, demand, fine, expense, cost (including attorney's fees and expenses) or cause of action thereafter arising with respect thereto, including, but not limited to, plugging and abandonment of existing wells, the restoration of the surface of the Leasehold Lands and the removal of or failure to remove any sumps, foundations, structures or equipment therefrom.

            e. Assignor reserves the right to enter the Leasehold Lands at any time during the life of the Lease(s) assigned hereby in order to conduct remedial environmental work if the Assignor, in its sole discretion, determines that such work is necessary to reduce or avoid any alleged future environmental liability of the Assignor; however, such action shall not be construed as an admission of liability nor lessen the Assignor's indemnity of the Assignee.

            f. Assignee assumes full responsibility for, and agrees to indemnify, defend, and hold harmless the Assignor from and against any loss, liability, claim, damage, fine, expense, cost (including attorney's fees and expenses) or cause of action caused by or arising out of the violation of any federal, state or local laws, rules or regulations applicable to any waste material or any hazardous substances in or upon the Leasehold Lands, or the release or threatened release of any waste material or any hazardous substances from the Leasehold Lands into the atmosphere or into or upon any land or any water course or body of water, including ground water, whether or not attributable to the Assignor's activities, or to the activities of the Assignor's officers, employees or agents, or to the activities of third parties (regardless of whether or not the Assignor was or is aware of such activities) prior to, during or after the period of the Assignor's ownership of the interests assigned hereunder.


        This Assignment shall bind and inure to the benefit of the Assignor and the Assignee and their respective successors and assigns.

        IN WITNESS WHEREOF, the Assignor and the Assignee execute this Assignment to be effective as of the 3rd day of October, 2000.


 ASSIGNOR:                                     ASSIGNEE:
 RISING PHOENIX DEVELOPMENT                    2U ONLINE.COM INC.
 GROUP, LTD.


By: /s/ Robert Klein                     By: /s/ Jack Sha
   -------------------------                ------------------------
        (Sign)                                    (Sign)

        Robert Klein                             Jack Sha
   -------------------------                ------------------------
       (Print Name)                            (Print Name)

       President                                President
  -------------------------                ------------------------
     (Print Table)                            (Print Table)

                                    RECORDED
                                             ---------------------
                                     INDEXED
                                             ---------------------
                                  ABSTRACTED
                                             ---------------------







 STATE OF WYOMING
 COUNTY OF WESTON

 Office Of Register of Deeds
              I certify the within Instrument was filed for record the 5 day of (unintelligible) 2000 at 2:30 o'clock PM and recorded in book 246 of photo on page 429 of the records of said county,

/s/ Paulith Himpion
------------------------------------------------
 County Clerk / Register of Deeds

------------------------------------------------
                                       Deputy

Fee $ 25.00

                        ASSET PURCHASE AND SALE AGREEMENT

                                  By and Among

                               2U Online.com, Inc.
                             a Delaware corporation,

                                       and

                                  ASDAR Group,
                              a Nevada corporation.

THIS ASSET PURCHASE AND SALE AGREEMENT ("Agreement") is made and entered into in duplicate this ____ day of August, 2000, by and among 2U Online.com, Inc., a Delaware corporation ("Seller"), and ASDAR Group, a Nevada corporation ("Purchaser"), and provides for the Purchaser to acquire all of the business assets of the Seller as provided for in the ASSET PURCHASE AND SALE AGREEMENT by and between Power Direct, Inc. a Delaware corporation (Seller's predecessor Company), and Rising Phoenix Development Group Ltd., a British Columbia corporation, hereinafter referred to as RPDI Asset Purchase Agreement subject to the liabilities assumed pursuant to the provisions of this Agreement by the Purchaser and no other liabilities, on the terms and subject to the conditions specified in this Agreement.


                                    RECITALS

        A. The Purchaser desires to acquire, on the terms and subject to the conditions specified in this Agreement, the business of the Seller insofar as the same is conducted by the use of the Acquired Assets (as that term is defined the provisions of Section 1.1 of this Agreement).

        B. The Seller believes that it is in the best interests of the Seller, and, therefore, it desires, to sell the Acquired Assets to the Purchaser, on the terms and subject to the conditions specified in this Agreement.


NOW, THEREFORE, IN CONSIDERATION OF THE RECITALS SPECIFIED ABOVE THAT SHALL BE DEEMED TO BE A SUBSTANTIVE PART OF THIS AGREEMENT, AND THE MUTUAL COVENANTS, PROMISES, UNDERTAKINGS, AGREEMENTS, REPRESENTATIONS AND WARRANTIES SPECIFIED IN THIS AGREEMENT AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, WITH THE INTENT TO BE OBLIGATED LEGALLY AND EQUITABLY, THE PARTIES DO HEREBY COVENANT, PROMISE, AGREE, REPRESENT AND WARRANT AS FOLLOWS:

                                    ARTICLE I
                                   DEFINITIONS

         As used in this Agreement, the capitalized terms specified in this Agreement shall have the meanings and definitions specified and indicated by the provisions of this Article I, unless a different and common meaning of such a term is clearly indicated by the context, and variants and derivatives of the those terms shall have correlative meanings. To the extent that certain of the definitions specified in this Article I suggest, indicate, or express agreements between or among parties to this Agreement, or contain representations or warranties or covenants of a party, the parties agree to the same, by execution of this Agreement. Agreements, representations, warranties and covenants specified in any part or provision of this Agreement shall for all purposes of this Agreement be treated in the same manner as other such agreements, representations, warranties and covenants specified elsewhere in this Agreement, and the article, section or paragraph of this Agreement within which such an agreement, representation, warranty, or covenant appears shall have no separate meaning or effect on the same.

         1.1 "Acquired Assets" The assets of the Seller being acquired by the Purchaser pursuant to the provisions of this Agreement, as specified on Schedule
2.1 of this Agreement, and all other assets of that the Seller acquired pursuant to the RPDI Asset Purchase Agreement, whether tangible or intangible, including contractual, warranty and other rights, the use or value of which will come within the Control (as that term is defined by the provisions of Section 1.15 of this Agreement) by the Purchaser when the Transaction (as that term is defined by the provisions of Section 1.36 of this Agreement) is consummated.

         1.2 "Acquired Business" The business conducted by the Seller in which the Seller utilized the Acquired Assets, as described on Schedule 2.1 to this Agreement.

         1.3 "Acquired Facilities" All office space, warehouses, stores, plants, production facilities, manufacturing facilities, fixtures, furniture, office equipment, computer equipment, common areas, storage facilities, rights of way, driveways, and improvements owned or leased by the Seller or otherwise used by the Seller in connection with the operation of its business or leased or subleased by the Seller to other person or Entities, but only to the extent that the same consist of Acquired Assets.

         1.4 "Affiliate" When used with respect to a person, an "Affiliate" of that person is a person controlling, controlled by, or under common control with that person.

         1.5 "Agreement" This Asset Purchase and Sale Agreement, including all of its schedules and exhibits and all other documents specifically referred to in this Agreement that have been or are to be delivered by a party to this Agreement to another such party in connection with the Transaction or this Agreement, and including, but not limited to, all duly and validly adopted amendments, modifications, and supplements to or of this Agreement and such schedules, exhibits and other documents.

         1.6 "Assumed Liabilities" The Liabilities (as that term is defined by the provisions of Section 1.22 of this Agreement) of the Seller being assumed by the Purchaser pursuant to the provisions of this Agreement, as specifically identified in Schedule 2.1 to this Agreement, and no other Liabilities of the Seller or the Acquired Business.

         1.7 "Audited Financial Statements" The balance sheet, income statement, statement of stockholders' equity, and statement of cash flows or, in each instance, equivalent statements of the respective, subject corporation as commonly provided to such corporation's shareholders, as at December 31, 1999, and for the three (3) years then ended, as reported on by Auditors.

         1.8 "Auditors" Independent certified public accountants currently retained for the purpose of auditing financial statements of the respective, particular person.

         1.9 "Business Day" Any day that is not a Saturday, Sunday or day on which banks in Wilmington, Delaware are authorized to close.

         1.10 "Closing" The completion and consummation of the Transaction, to occur as contemplated in Article II of this Agreement.

         1.11 "Closing Date" The date on which the Closing actually occurs, which shall be no later than September 20, 2000, unless otherwise agreed by the parties, but shall not in any event be prior to satisfaction or waiver of the conditions to Closing specified in Article VII of this Agreement.

         1.12 "Closing Time" The time at which the Closing actually occurs. All events that are to occur at the Closing Time shall, for all purposes, be deemed to occur simultaneously, except to the extent, if at all, that a specific order of occurrence is otherwise described.

         1.13 "Code" The Internal Revenue Code of 1986, as amended and in effect on the date the parties sign this Agreement.

         1.14 "Consideration" Five million (5,000,000) shares of $.0001 par value common stock of the Purchaser to be issued by the Purchaser to the Seller at the Closing ("Subject Shares").

         1.15 "Control" Generally, the power to direct the management or affairs of an Entity.

         1.16 "Dollars" of the symbol "$" refers to and shall mean the currency of the United States of America, unless otherwise specified.

         1.17 "Entity" A corporation, trust, association, municipality, partnership, sole proprietorship, joint venture, or other form of organization formed for the conduct of a business, whether active or passive.

         1.18 "ERISA" The Employee Retirement Income Security Act of 1974, as amended and in effect at the time of execution of this Agreement.

         1.19 "GAAP" Generally Accepted Accounting Principles as applied consistently in the United States of America, as in effect on the date of any statement, report or determination that purports to be, or is required to be, prepared or made in accordance with GAAP. All references in this Agreement to financial statements prepared in accordance with GAAP shall mean in accordance with GAAP consistently applied throughout the periods to which reference is made.
         1.20 "Inventories" The stock of raw materials, work-in-process and finished goods, including, but not limited to, finished goods purchased for resale, held by the Seller for manufacturing, assembly, processing, finishing, sale, or resale to others from time to time in the ordinary course of the business of the Seller, in the form in which such inventories then are held or after manufacturing, assembling, finishing, processing, incorporating with other goods or items, refining, or similar processes.

         1.21 "IRS" The United States Internal Revenue Service.

         1.22 "Liabilities" At any time ("Determination Time"), the obligations of a person or Entity, whether known or unknown, contingent or absolute, recorded on its books or not, resulting in any way from facts, events, agreements, obligations or occurrences that existed, occurred or transpired at a prior time, or resulted from the passage of time to the Determination Time, but not including obligations accruing or payable after the Determination Time to the extent (but only to the extent) that such obligations (a) result from previously existing agreements for services, benefits, or other considerations and (b) accrue or become payable with respect to services, benefits, or other considerations received by the person or Entity after the Determination Time.

         1.23 "Multiemployer Plan" A "multiemployer plan," as defined in Section 3(37) of ERISA or Section 414(f) of the Code, or, in either case, successor provisions to such provisions adopted by amendments to ERISA or the Code, as the case may be, and including, in each case, other provisions of ERISA, of the Code, or of other law, and regulations adopted pursuant to ERISA, or the Code, or such other law, modifying, amending, interpreting, or otherwise affecting the application of such provisions, either in general or as applied to the nature or circumstances of a particular Entity that is a party to, or is affected by, or is involved in, the Transaction and with respect to which Entity the use of the term in this Agreement, or in the particular provision in this Agreement, is relevant.

         1.24 "Payables" Liabilities of a person or Entity resulting from the borrowing of money or the incurring of obligations for merchandise or goods purchased.

         1.25 "Pension Plan" A "pension plan" or "employee pension benefit plan," as defined in Section 3(2) of ERISA or successor provisions to such provision adopted by amendments to ERISA and including other provisions of ERISA; or of other law, and regulations adopted pursuant to ERISA or such other law, modifying, amending, interpreting, or otherwise affecting the application of such provision, either in general or as applied to the nature or circumstances of a particular Entity that is a party to, or is affected by, or is involved in, the Transaction and with respect to which Entity the use of the term in this Agreement, or in the particular provision in this Agreement, is relevant.

         1.26 "Projections" The projections of economic results of the Seller, prepared quarterly through June 30, 2000, and delivered to the Purchaser pursuant to the terms of this Agreement. The Projections include projected financial results for the business operations of the Seller. The Purchaser acknowledges that projections of future economic performance are necessarily unreliable and subject to the occurrence or nonoccurrence of a variety of events, but the Seller represents and warrants that the Projections have been prepared on the basis of assumptions that are, in the judgment of the Seller, reasonable in all respects and are not, to the knowledge of the Seller, contrary in any material respect to fact or to events that have occurred or are presently in existence.

         1.27 "Proprietary Information" For example, but without any limitation, any and all marketing and sales data, plans and strategies, financial projections, customer lists, prospective customer lists, promotional ideas, data concerning services, designs, methods, inventions, improvements, discoveries, designs whether or not patentable, "know-how", training and sales techniques and any other information of a similar nature.

         1.28 "Proprietary Rights" Trade secrets, copyrights, patents, trademarks, service marks, customer lists, and all similar types of intangible property developed, created or owned by the person claiming ownership, proprietary or similar, or used by such person in connection with such person's business, whether or not the same are entitled to legal protection.

         1.29 "Purchaser" ASDAR Group, a Nevada corporation, which, pursuant to the provisions of this Agreement, is purchasing the Acquired Assets.

         1.30 "Receivables" Accounts receivable, notes receivable, and other obligations presented as assets on the books, records and financial statements of an Entity or a person, in accordance with GAAP, indicating moneys owed, due and payable to that Entity or person on whose financial statements such receivables are presented.

         1.31 "SEC" The Securities and Exchange Commission.

         1.32 "Securities Act" The Securities Act of 1933, as amended to the date as of which any reference thereto is relevant pursuant to this Agreement, including any substitute or replacement statute adopted in place or lieu thereof.

         1.33 "Seller" 2U Online.com, Inc., a Delaware corporation, which, pursuant to the provisions of this Agreement, is selling the Acquired Assets.

         1.34 "Seller Balance Sheet" The most recent balance sheet included in the Audited Financial Statements of the Seller.

         1.35 "Subsidiary" or "Subsidiaries" With respect to any Entity, another Entity of which fifty percent (50%) or more of the effective voting power, or the effective power to elect a majority of the board of directors or similar governing body, or fifty percent (50%) or more of the true equity interest, is owned by such first Entity, directly or indirectly.

         1.36 "Transaction" The sale of the Acquired Assets, subject to the Assumed Liabilities, for the consideration as contemplated by, and on the terms and subject to the conditions of, this Agreement.

         1.37 "Unaudited Financial Statements" The balance sheet, income statement, statement of stockholders' equity and statement of cash flows or equivalent statements of the respective, subject Entity or person, as commonly prepared, as at October 31, 1999, with comparable statements for the similar period of the prior fiscal year.

         1.38 "Welfare Plan" A "welfare plan" or an "employee welfare benefit plan," as defined in Section 3(1) of ERISA or successor provisions to such provision adopted by amendments to ERISA and including other provisions of ERISA or of other law, and regulations adopted pursuant to ERISA or such other law, modifying, amending, interpreting, or otherwise affecting the application of such provision, either in general or as applied to the nature or circumstances of a particular Entity that is a party to, or is affected by, or is involved in, the Transaction and with respect to which Entity the use of the term in this Agreement, or in the particular provision in this Agreement, is relevant.


                                   ARTICLE II
                                 THE TRANSACTION

         2.1 The Transaction. On the Closing Date, and at the Closing Time, on, and in all instances subject to, each of the terms, conditions, provisions and limitations specified in this Agreement, the Seller shall sell, transfer, convey, assign, deliver and set over to the Purchaser, by instruments satisfactory in form and substance to the Purchaser, and the Purchaser shall acquire from the Seller, the Acquired Assets, subject to the Assumed Liabilities, and only those Liabilities and no others, in exchange for the Consideration. The assets specified on Schedule 2.1 to this Agreement, the provisions of which, by this reference, are made a part of this Agreement as though specified completely and specifically at length in this Section 2.1, are all the assets reasonably necessary for the conduct of the Acquired Business in the ordinary course and in the same manner as that in which such business has been conducted in the immediate past, including, but not limited to, all Proprietary Rights of the Seller so used in the ordinary conduct of the Acquired Business and all contract, warranty, and other intangible rights relating to or resulting from such Acquired Business. Neither the Purchaser nor any of its Affiliates is assuming, becoming liable for, agreeing to discharge or in any manner becoming in any way responsible for, any of the Liabilities of the Seller, other than those Liabilities expressly specified on Schedule 2.1 and accepted by the Purchaser pursuant to this Section 2.1.

         2.2 Delivery of Consideration. Pursuant this Transaction, the Purchaser shall deliver or cause to be delivered on the Closing Date the certificate evidencing and representing the Subject Shares.

         2.3 Closing. The Closing of the Transaction shall occur at the offices of ASDAR Group, 1239 West Georgia Street, Suite 3004, Vancouver, B.C., at 10:00 A.M., or at such other place as the Purchaser and the Seller may agree, on the Closing Date.


                                   ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Seller as follows:

         3.1 Organization and Qualification. The Purchaser is a corporation duly organized, validly existing and in good standing pursuant to the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to conduct its business as that business is now being conducted. The Purchaser is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned or leased by it, or the nature of its activities, is such that qualification as a foreign corporation in that jurisdiction is required by law.

         3.2 Authority Relative to This Agreement. The Purchaser has the requisite corporate power and authority to carry out its obligations specified by the provisions of this Agreement. The execution and delivery of this Agreement and the consummation of the Transaction have been duly authorized and approved by the requisite corporate authority of the Purchaser and no other corporate proceedings on the part of the Purchaser are necessary to approve and adopt this Agreement or to approve the consummation of the Transaction, including the issuance and delivery of the Subject Shares. The Purchaser has, and any officer, director or representative executing this Agreement for and on behalf of the Purchaser has, the legal capacity and authority to enter into and deliver this Agreement. This Agreement is a valid and legally binding obligation of the Purchaser and is enforceable completely against the Purchaser in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors' rights generally, and subject to approval of any and all governmental regulatory agencies and authorities having jurisdiction of the relationship between the parties contemplated by the provisions of this Agreement and the Transaction.

         3.3 Absence of Breach; No Consents. The execution, delivery and performance of this Agreement, and the performance by the Purchaser of its obligations specified by the provisions of this Agreement (except for compliance with any regulatory or licensing laws applicable to the business of the Purchaser, all of which, to the extent applicable to the Purchaser (and to the extent within its Control), will be satisfied in all material respects prior to the Closing) do not (i) conflict with, and will not result in a breach of, any of the provisions of the Certificate of Incorporation or Bylaws of the Purchaser; (ii) contravene any law, rule or regulation of any state or commonwealth, the United States, (except for compliance with regulatory or licensing laws, all of which, to the extent applicable to the Purchaser (and to the extent within the Control of the Purchaser), will be satisfied in all material respects prior to the Closing), or any applicable foreign jurisdiction, or contravene any order, writ, judgment, injunction, decree, determination, or award affecting or obligating the Purchaser, in such a manner as to provide a basis for enjoining or otherwise preventing consummation of the Transaction;

(iii) conflict with or result in a material breach of or default pursuant to any material indenture or loan or credit agreement or any other material agreement or instrument to which the Purchaser is a party, in such a manner as to provide a basis for enjoining or otherwise preventing consummation of the Transaction; or (iv) require the authorization, consent, approval or license of any third party of such a nature that the failure to obtain the same would provide a basis for enjoining or otherwise preventing consummation of the Transaction.

         3.4 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement or the Transaction or any related transaction based upon any agreements, written or oral, made by or on behalf of Purchaser or any of its Subsidiaries except as stated in Exhibit B.

         3.5 Taxes. The Purchaser has properly filed or caused to be filed all federal, state, local and foreign income and other tax returns, reports and declarations that are required by applicable law to be filed by the Purchaser and has paid, or made full and adequate provision for the payment of, all federal, state, local and foreign income and other taxes properly due for the periods for which such returns, reports and declarations are applicable.

         3.6 Litigation. No investigation or review by any governmental agency with respect to the Purchaser is pending or threatened (other than inspections and reviews customarily made of businesses such similar to that the Purchaser), nor has any governmental agency indicated to the Purchaser an intention to conduct the same. There is no action, litigation matter or proceeding pending or threatened against or affecting the Purchaser at law or in equity, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality.

         3.7 Employees, Etc. There are no collective bargaining, bonus, profit sharing, compensation, or other plans, agreements, trusts, funds, or arrangements maintained by the Purchaser for the benefit of directors, officers or employees of, and there are no employment, consulting, severance, or indemnification arrangements, agreements, or understandings between the Purchaser, on the one hand, and any current or former directors, officers or other employees (or Affiliates thereof), on the other hand, except as disclosed to the Seller in writing. The Purchaser is not, and following the Closing will not be, obligated by any express or implied contract or agreement to employ, directly or as consultant or otherwise, any person for any specific period of time or until any specific age.

         3.8 Compliance With Laws. The Purchaser is in compliance with all, and has received no notice of any violation of any, laws or regulations applicable to its operations, including, but not limited to, the laws and regulations relevant to the use or utilization of premises, or with respect to which compliance is a condition of engaging in any aspect of the business of the Purchaser and the Purchaser has all permits, licenses, zoning rights and other governmental authorizations necessary to conduct its business as presently conducted.

         3.9 Ownership of Assets. The Purchaser has good, marketable and insurable title, or valid, effective and continuing leasehold rights in the case of leased property, to all real property (as to which, in the case of owned property, such title is fee simple) and all personal property owned or leased by the Purchaser in such a manner as to create the appearance or reasonable expectation that the same is owned or leased by the Purchaser; such ownership is free and clear of all liens, claims, encumbrances and charges, except liens for taxes not yet due and minor imperfections of title and encumbrances, if any, which, singly and in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or materially impair the use thereof; no other person or Entity has any ownership or similar right in, or contractual or other right to acquire any such right in, any of such assets. The Purchaser does not know of any potential action by any party, governmental or other, and no proceedings with respect thereto have been instituted of which the Purchaser has notice, that would materially affect the Purchaser's ability to use and to utilize each of the Purchaser's assets. The Purchaser has received no notices from any mortgagee regarding any of its leased properties.

         3.10 Proprietary Rights. The Purchaser possesses full and complete ownership of, or adequate and enforceable long-term licenses or other rights to use (without payment), all of the Purchaser's Proprietary Rights; the Purchaser has not received any notice of conflict which asserts the rights of others with respect thereto; and the Purchaser has in all material respects performed all of the obligations required to be performed by the Purchaser, and is not in default in any material respect, pursuant to any agreement relating to any such Proprietary Right.

         3.11 Subsidiaries. All of the Subsidiaries of Purchaser, direct or indirect, have been identified by the Purchaser to the Seller, and the Purchaser has no other Subsidiaries.

         3.12 Trade Names. The Purchaser has not utilized any fictitious business names or similar names in the conduct of the Purchaser's business or in the utilization of the Purchaser's assets.

         3.13 Employee Benefit Plans. The Purchaser does not maintain or contribute to any Pension Plan or any Welfare Plan, nor is the Purchaser presently, nor has the Purchaser been within the last six (6) years, a participating employer in any Multiemployer Plan, affecting, in any case, employees of the Purchaser.

         3.14 Accounts Receivable. All accounts receivable of the Purchaser represent transactions in the ordinary course of business and are current and collectible.

         3.15 Accounts Payable. The accounts payable of the Purchaser at the time of the Closing will be all amounts owed by the Purchaser in respect of trade accounts due and other Payables of the Purchaser.

         3.16 Labor Matters. There are no activities or controversies, including, but not limited to, any labor organizing activities, election petitions or proceedings, proceedings preparatory thereto, unfair labor practice complaints, labor strikes, disputes, slowdowns, or work stoppages, pending or, to the best of the knowledge of the Purchaser, threatened, affecting employees of the Purchaser.

         3.17 Insurance. The Purchaser has insurance policies in full force and effect insuring the assets of the Purchaser and such insurance policies provide for coverages which are usual and customary in the business of the Purchaser as to amount and scope, and are adequate to protect the assets of the Purchaser against any reasonably foreseeable risk of loss, including business interruption. The Purchaser has not within the past three (3) years received any notice of cancellation of any insurance agreement affecting the assets of the Purchaser.

         3.18 Full Disclosure. The documents, certificates and other writings furnished or to be furnished by or on behalf of the Purchaser to the Seller pursuant to the provisions of this Agreement, taken together in the aggregate, do not and will not contain any untrue statement of a material fact, or omit to specify any material fact necessary to make the information specified therein, considering the circumstances pursuant to which such information was specified not misleading.

         3.19 Capitalization; the Subject Stock; Related Matters. The authorized capital stock of the Purchaser consists of Fifty Million (50,000,000) shares of $.0001 par value common stock. As of the date of this Agreement, there are Four Million Twenty Six Thousand Nine Hundred and Ninety Nine (4,026,999) shares of such common stock issued and outstanding. The Subject Shares, when issued, will be duly, legally and validly issued and will be non-assessable.


                                   ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller represents and warrants to the Purchaser as follows:

         4.1 Organization and Qualification. The Seller is a corporation duly organized, validly existing and in good standing pursuant to the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to conduct its business as that business is now being conducted. The Seller is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned or leased by it, or the nature of its activities, is such that qualification as a foreign corporation in that jurisdiction is required by law.

         4.2 Authority Relative to This Agreement. The Seller has the requisite corporate power and authority to carry out its obligations specified by the provisions of this Agreement. The execution and delivery of this Agreement and the consummation of the Transaction have been duly authorized and approved by the requisite corporate authority of the Seller and no other corporate proceedings on the part of the Seller are necessary to approve and adopt this Agreement or to approve the consummation of the Transaction, including the sale and delivery of the Acquired Business and each of the Acquired Assets, except for shareholder approval specified elsewhere in this Agreement.

The Seller has, and any officer, director or representative executing this Agreement for and on behalf of the Seller has, the legal capacity and authority to enter into and deliver this Agreement. This Agreement is a valid and legally binding obligation of the Seller and is enforceable completely against the Seller in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors' rights generally, and subject to approval of any and all governmental regulatory agencies and authorities having jurisdiction of the relationship between the parties contemplated by the provisions of this Agreement and the Transaction.

         4.3 Absence of Breach; No Consents. The execution, delivery and performance of this Agreement, and the performance by the Seller of its obligations specified by the provisions of this Agreement, do not (i) contravene any law, ordinance, rule or regulation of any State or Commonwealth or political subdivision of the United States, except for and compliance with regulatory or licensing laws all of which, to the extent applicable to the Seller (and to the extent within the Control of the Seller), will be satisfied in all material respects prior to the Closing), or of any applicable foreign jurisdiction, or contravene any order, writ, judgment, injunction, decree determination, or award of any court or other authority having jurisdiction, or cause the suspension or revocation of any authorization, consent, approval, or license, presently in effect, which affects or obligates the Seller or all or any part of the Acquired Business or any of the Acquired Assets or any material properties of the Acquired Business, except in any such event when such contravention will not have a material adverse effect on the business, condition (financial or otherwise), operations or prospects of the Acquired Business or any of the Acquired Assets and will not have a material adverse effect on the validity of this Agreement or on the validity of the consummation the Transaction; (ii) conflict with or result in a material breach of or default under any material indenture or loan or credit agreement or any other material agreement or instrument to which the Seller or any of part of the Acquired Business is a party or by which any of the material properties of the Acquired Business may be affected or obligated; (iii) require the authorization, consent, approval, or license of any third party; or (iv) provide justification for the loss or suspension of any permits, licenses, or other authorizations used in the Acquired Business.

         4.4 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's, or other fee or commission in connection with this Agreement or the Transaction or any related transaction based upon any agreements, written or oral, made by or on behalf of Seller or any of its Subsidiaries. The Seller does not have any obligation to pay finder's or broker's fees or commissions in connection with the exercise of options to renew or extend real estate leases to which the Seller is a party.

         4.5 Financial Statements. On or before the Closing, the Seller will deliver or cause to be delivered to the Purchaser the following:

         1.       Audited Financial Statements;
         2.       Unaudited Financial Statements;
         3. All documents of the Seller filed with the SEC within the four (4) years preceding the date of execution of this Agreement; and
         4.       The Projections.

         All of the historical financial statements contained in such documents were prepared from the books and records of the Seller. The Audited Financial Statements were prepared in accordance with GAAP, and fairly and accurately present the financial situation and condition of the Seller as at the dates and for the periods indicated. Without limiting the foregoing, at the date of the Seller Balance Sheet, the Seller owned each of the assets specified on the Seller Balance Sheet, and the valuation of such assets in the Seller Balance Sheet is not more than their fair saleable value (on an item-by-item basis) at that date; and the Seller had no Liabilities, other than those specified in the Seller Balance Sheet, nor any Liabilities in amounts in excess of the amounts included for them in the Seller Balance Sheet. The Unaudited Financial Statements were prepared in a manner consistent with the basis of presentation used in the Audited Financial Statements, and fairly present the financial situation and condition of the Seller as at and for the periods indicated, subject to normal year-end adjustments, none of which will be material. The Projections reasonably anticipate the results of operations that the Seller expects it will achieve, absent the occurrence of extraordinary events or unusual conditions of which the Seller is not presently on notice. From the date of this Agreement through the Closing Date the Seller will continue to prepare financial statements on the same basis that it has done so in the past, will promptly deliver the same to the Purchaser, and the foregoing representations will be applicable to each financial statement so prepared and delivered.

         4.6 No Undisclosed Liabilities. The Seller has no Liabilities which are not adequately presented or reserved against on the Seller Balance Sheet, except Liabilities incurred since the date of the Seller Balance Sheet in the ordinary course of business and consistent with past practice. Without limiting the foregoing, (a) there are no unpaid leasehold improvements at any of the Acquired Facilities or locations for which the Seller is or will be responsible and (b) there are no deferred rents due to lessors at or with respect to any of such Acquired Facilities or locations.

         4.7 No Material Adverse Change, Etc. Since the date of the Seller Balance Sheet, other than as contemplated or caused by this Agreement, there has not been (i) any material adverse change in the business, condition (financial or otherwise), operations, or prospects of the Seller; (ii) any damage, destruction, or loss, whether covered by insurance or not, having a material adverse effect on the business, condition (financial or otherwise), operations or prospects of the Seller; (iii) any entry into or termination of any material commitment, contract, agreement or transaction (including, but not limited to, any material borrowing or capital expenditure or sale or other disposition of any material asset or assets) of or involving the Seller, other than this Agreement and agreements executed in the ordinary course of business; (iv) any redemption, repurchase or other acquisition for value of its capital stock by the Seller, or any issuance of capital stock of the Seller or of securities convertible into or rights to acquire any such capital stock or any dividend or distribution declared, set aside or paid on capital stock of the Seller;

(v) any transfer of or right granted pursuant to any material lease, license, agreement, patent, trademark, trade name or copyright of the Seller; (vi) any sale or other disposition of any asset of the Seller, or any mortgage, pledge or imposition of any lien or other encumbrance on any asset of the Seller, other than in the ordinary course of business, or any agreement relating to any of the foregoing; or (vii) any default or breach by the Seller in any material respect pursuant to any contract, license or permit. Since the date of the Seller Balance Sheet, the Seller has conducted its business only in the ordinary and usual course, and, without limiting the foregoing, no changes have been made in
(i) executive compensation amounts, (ii) the manner in which other employees of the Seller are compensated, (iii) supplemental benefits provided to any such executives or other employees, or (d) inventory amounts in relation to sales amounts, except, in any such event, in the ordinary course of business and, in any event, without material adverse effect on the business, condition (financial or otherwise), operations or prospects of the Seller.

         4.8 Taxes. The Seller has properly filed or caused to be filed all federal. state, local and foreign income and other tax returns, reports and declarations that are required by applicable law to be filed by the Seller and that relate to or in any way affect the Acquired Business or the Acquired Assets and has paid, or made full and adequate provision for the payment of, all federal, state, local and foreign income and other taxes properly due for the periods for which such returns, reports and declarations are applicable.

         4.9 Litigation. No investigation or review by any governmental agency with respect to the Acquired Business or any of the Acquired Assets or the use thereof is pending or threatened (other than inspections and reviews customarily made of businesses such as the Acquired Business), nor has any governmental agency indicated to the Seller an intention to conduct the same. There is no action, litigation matter or proceeding pending or threatened against or affecting the Acquired Business or the Acquired Assets at law or in equity, or before any federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality.

         4.10 Employees, Etc. There are no collective bargaining, bonus, profit sharing, compensation or other plans, agreements, trusts, funds or arrangements maintained by the Seller, and there are no employment, consulting, severance or indemnification arrangements, agreements, or understandings between the Seller, on the one hand, and any current or former employees of the Seller (or Affiliates thereof), on the other hand. The Seller is not, and following the Closing will not be, obligated by any express or implied contract or agreement to employ, directly, or as a consultant or otherwise, any person for any specific period of time or until any specific age.

         4.11 Compliance With Laws. The Acquired Business and each of the Acquired Assets is in compliance with all, and has received no notice of any violation of any, laws or regulations applicable to the operations of the Acquired Business, including, but not limited to, the laws and regulations relevant to the use or utilization of premises, or with respect to which compliance is a condition of engaging in any aspect of the business of the Acquired Business or utilizing any of the Acquired Assets, and the Acquired Business has all permits, licenses, zoning rights and other governmental authorizations necessary to conduct the Acquired Business as presently conducted. All such permits, licenses, zoning rights and other governmental authorizations will, as a part and consequence of the Transaction, be transferred to the Purchaser at the Closing.

         4.12 Ownership of Assets. The Seller has good, marketable and insurable title, or valid, effective and continuing leasehold rights in the case of leased property, to all real property (as to which, in the case of owned property, such title is fee simple) and all personal property owned or leased by the Seller and comprising any part of the Acquired Assets or the Acquired Business, or used by it in the conduct of the Acquired Business in such a manner as to create the appearance or reasonable expectation that the same is owned or leased by the Seller; such ownership is free and clear of all liens, claims, encumbrances and charges, except liens for taxes not yet due and minor imperfections of title and encumbrances, if any, which, singly and in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or materially impair the use thereof; no other person or Entity has any ownership or similar right in, or contractual or other right to acquire any such right in, any of such assets; and such ownership will be conveyed to the Purchaser at the Closing pursuant to the Transaction. The Seller does not know of any potential action by any party, governmental or other, and no proceedings with respect thereto have been instituted of which the Seller has notice, that would materially affect the Purchaser's ability to use and to utilize each of such assets in the business of the Acquired Business. The Seller has received no notices from any mortgagee regarding any leased properties of the Acquired Business or the leasehold interest in which comprises any part of the Acquired Assets.

         4.13 Proprietary Rights. The Seller possesses full and complete ownership of, or adequate and enforceable long-term licenses or other rights to use (without payment), all Proprietary Rights used in the Acquired Business or utilized in conjunction with the Acquired Assets, and all such ownership, license or other rights shall be conveyed to the Purchaser at the Closing pursuant to the Transaction; the Seller has not received any notice of conflict which asserts the rights of any other person or Entity with respect thereto; and the Seller has in all material respects performed all of the obligations required to be performed by the Seller, and is not in default in any material respect, pursuant to any agreement relating to any such Proprietary Right.

         4.14 Trade Names. The Seller has not utilized any trade name, fictitious business name, or other similar name to conduct any part of the Acquired Business or to utilize any of the Acquired Assets during the ten (10) years preceding the date of this Agreement.

         4.15 Employee Benefit Plans. The Seller does not maintain or contribute to any Pension Plan or Welfare Plan, nor is the Seller presently, nor has the Seller been within the last six (6) years, a participating employer in any Multiemployer Plan, affecting, in any case, employees of the Acquired Business or employees of the Seller.

         4.16 Facilities. The Acquired Facilities are (as to physical plant and structure) structurally sound and none of the Acquired Facilities, nor any of the vehicles or other equipment used by the Seller in connection with the Acquired Business, has any material defects and all of them are in all material respects in good operating condition and repair and are adequate for the uses to which they are being put; none of such Acquired Facilities, vehicles or other equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs which are not material in nature or cost. The Seller is not in breach, violation or default of any lease affecting the Acquired Business or the Acquired Assets with respect to, or as a result of, which the other party (whether lessor, lessee, sublessor, or sublessee) thereto has the right to terminate the same, and the Seller has not received notice of any claim or assertion that the Seller is or may be in any such breach, violation or default.

         4.17 Accounts Receivable. All accounts receivable of the Seller, whether or not specified on the Seller Balance Sheet, represent transactions in the ordinary course of business, and are current and collectible net of any reserves specified on the Seller Balance Sheet (which reserves are adequate and were calculated consistent with past practice).

         4.18 Inventories. All Inventories of the Seller are of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which, in the aggregate, are immaterial in amount. Items included in such Inventories are carried on the books of the Seller at the lower of cost or market and, in any event, at not greater than their net realizable value, on an item by item basis, after appropriate deduction for costs of completion, marketing costs, transportation expenses and allocation of overhead.

         4.19 Contracts. The Schedule 4.19 to this Agreement specifies all contracts, agreements, or understandings, whether express or implied, written or verbal, to which the Seller is a party. Schedule 4.19 to this Agreement also specifies a brief summary of each such contract, agreement or understanding identified therein. Without in any respect limiting the foregoing, Schedule 4.19 to this Agreement specifies a description of all leases of properties by the Seller, including all amendments, supplements, extensions and modification thereof, identifying, inter alia, the date each such document was executed and its effective period. The Seller is not a party to any executory contract to sell or transfer any part of any leasehold interest of the Seller. True and accurate copies of all leases, and of all amendments, supplements, extensions, modifications thereof, have heretofore been delivered to the Purchaser by the Seller.

         4.20 Accounts Payable. The accounts payable specified on the Seller Balance Sheet do, and those specified in the most recent balance sheet included in the Unaudited Financial Statements do, and those specified on the books and records of the Seller at the time of the Closing will, specify all amounts owed by the Seller in respect of trade accounts due and other Payables, and the actual Liabilities of the Seller in respect of such obligations was not, and will not be, on any of such dates, in excess of the amounts so specified on the balance sheets or the books and records of the Seller, as the case may be.

         4.21 Labor Matters. There are no activities or controversies, including, but not limited to, any labor organizing activities, election petitions or proceedings, proceedings preparatory thereto, unfair labor practice complaints, labor strikes, disputes, slowdowns, or work stoppages, pending or, to the best of the knowledge of the Seller, threatened, affecting employees of the Seller.

         4.22 Insurance. The Seller has insurance policies in full force and effect insuring the Acquired Assets and the Acquired Business, and such insurance policies provide for coverages which are usual and customary in the business of the Acquired Business as to amount and scope, and are adequate to protect the Acquired Business and the Acquired Assets against any reasonably foreseeable risk of loss, including business interruption. The Seller has not within the past three (3) years received any notice of cancellation of any insurance agreement affecting the Acquired Assets or the Acquired Business.

         4.23 Title to and Utilization of Real Properties. The Seller owns fee, simple, insured title to all real property included in the Acquired Assets and has the unfettered right to use the same, and is not aware of any claim, notice or threat to the effect that the Seller's right to own and use such property is subject in any way to any challenge, claim, assertion of rights, proceeding toward condemnation or confiscation, in whole or in part, or is otherwise subject to challenge. Each parcel of real property the ownership of, or leasehold interest in, which is included among the Acquired Assets is free of any and all hazardous wastes, toxic substances, or other types of contamination or matters of environmental concern, and the Seller is not subject to any liability resulting from or related to any such wastes, substances, contaminants or matters of environmental concern in connection with any such property. The Seller has, in conjunction with acquiring ownership of, or any leasehold interest in, each parcel of real property the ownership of, or leasehold interest in, which is included among the Acquired Assets, (i) caused an audit and examination to be made as to the existence of any hazardous wastes, toxic substances or other types of contamination or matters of environmental concern affecting each such property, which examination indicated that such property was free of any such wastes, substances, contaminants or other matters of environmental concern, and the Seller has delivered a copy of the report of such audit and examination to the Purchaser; and (ii) obtained an appropriate policy of title insurance insuring the interest of the Seller in such property, which insurance policy was not subject to any exceptions not reasonably acceptable in the ordinary course of business, and a copy of which has been delivered to the Purchaser.

         4.24 Full Disclosure. The documents, certificates, and other writings furnished or to be furnished by or on behalf of the Seller to the Purchaser pursuant to the provisions of this Agreement, taken together in the aggregate, do not and will not contain any untrue statement of a material fact, or omit to specify any material fact necessary to make the information specified, considering the circumstances pursuant to which such information was specified, not misleading.

         4.25 Actions Since Seller Balance Sheet Date. Since the date of the Seller Balance Sheet, the Seller has taken no actions that would be prohibited pursuant to the provisions of this Agreement (without the prior consent of the Purchaser) after the date of this Agreement.

         4.26 The Seller's Acquisition Intention. Seller represents and confirms to the Purchaser that it (i) is an "accredited investor" within the meaning of Rule 501(a) pursuant to the Securities Act or, if not such an accredited investor, has, alone or together with a purchaser representative within the meaning of Rule 501(h) pursuant to the Securities Act, such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Purchaser's securities; (ii) is aware of the limits on resale of the Subject Shares imposed because of the nature of the Transaction (Rule 144); and (iii) is receiving the Subject Shares without registration pursuant to the Securities Act, in reliance on that exemption from registration and prospectus delivery requirements of the Securities Act specified by Regulation S promulgated pursuant to the Securities Act for investment, and without any intent to sale, resale, or otherwise distribute the Subject Shares in any manner that is in violation of the Securities Act. The certificates representing the Subject Shares, when delivered to the Seller at the Closing, may have appropriate orders restricting transfer placed against them on the records of the transfer agent for such securities, and may have placed upon them the following legend:

         THE SUBJECT SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933. THE SUBJECT SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933, OR A PRIOR OPINION OF COUNSEL, SATISFACTORY TO THE ISSUER, THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

         Seller shall not transfer or attempt any transfer of any the Subject Shares without first complying with the substance of that legend, and satisfaction of the Purchaser may, if the Purchaser so requests, depend in part upon an opinion of counsel acceptable in form and substance to the Purchaser, a no-action letter of the SEC, or equivalent evidence. Seller acknowledges, without limitation, that the foregoing agreement and representation shall apply to the Subject Shares issued to Seller.


                                    ARTICLE V
                           COVENANTS OF THE PURCHASER

         5.1 Affirmative Covenants. From the date of this Agreement through the Closing Date, the Purchaser will take every action reasonably required of the Purchaser in order to satisfy the conditions to Closing set forth in this Agreement and otherwise to ensure the prompt and expedient consummation of the Transaction, substantially as contemplated by this Agreement and will exert all reasonable efforts to cause the Transaction to be consummated; provided, however, in all instances that the representations and warranties of the Seller in this Agreement are and remain true and accurate and that the covenants and agreements of the Seller in this Agreement are honored and that the conditions to the obligations of the Purchaser set forth in this Agreement are not incapable of satisfaction.

         5.2 Cooperation. The Purchaser shall cooperate with the Seller and its counsel, accountants and agents in every way in closing and consummating the Transaction and in delivering all documents and instruments deemed reasonably necessary or useful by counsel to the Seller.

         5.3 Expenses. Whether or not the Transaction is consummated, all costs and expenses incurred by the Purchaser in connection with this Agreement and the Transaction shall be paid by the Purchaser.

         5.4 Publicity. Prior to the Closing any written news releases by the Purchaser pertaining to this Agreement or the Transaction shall be submitted to the Seller for review and approval prior to release by the Purchaser, and shall be released only in a form approved by the Seller; provided, however, that (i) such approval shall not be unreasonably withheld, and (ii) such review and approval shall not be required of releases by the Purchaser, if prior review and approval would prevent the timely and accurate dissemination of such press release as required to comply, in the judgment of counsel, with any applicable law, rule or policy.

         5.5 Access and Information. The Purchaser shall provide to the Seller and to the Seller's accountants, counsel, and other representatives reasonable access during normal business hours throughout the period prior to the Closing to all of the Purchaser's properties, books, contracts, commitments, records (including, but not limited to, tax returns) and personnel relating to the Purchaser and, during such period, the Purchaser shall furnish promptly to the Seller (i) all written communications relating to the business of the Purchaser,
(ii) internal monthly financial statements of the Purchaser when and as available, and (iii) all other information relating to the business of the Purchaser, as the Seller may reasonably request, but no investigation pursuant to this Section 5.5 shall affect any representations or warranties of the Purchaser or the conditions to the obligations of the Seller to consummate the Transaction. In the event of the termination of this Agreement, the Seller will, and will cause its representatives to, deliver to the Purchaser or, upon Purchaser's request, destroy all documents, work papers and other material, and all copies thereof, obtained by the Seller or on the Seller's behalf from the Purchaser as a result of this Agreement or in connection with this Agreement or the Transaction, whether so obtained before or after the execution of this Agreement, and will hold in confidence all confidential information that has been designated as such by the Purchaser in writing or by appropriate and obvious notation and will not use any such confidential information, except in connection with the Transaction, until such time as such information is otherwise publicly available. Seller and its representatives shall assert their rights pursuant to this Section 5.5 in such manner as to minimize interference with the business of the Purchaser.

         5.6 Conduct of Business Pending the Transaction. Prior to the consummation of the Transaction or the termination of this Agreement pursuant to its terms, unless the Seller shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed, and except as otherwise contemplated by this Agreement, the Purchaser will comply with each of the following:

         (1) The business of the Purchaser will be conducted only in the ordinary and usual course, the Purchaser shall keep intact the business organization and goodwill of the Purchaser's business, keep available the services of the employees of the Purchaser and maintain good relationships with suppliers, lenders, creditors, distributors, employees, customers and others having business or financial relationships with the Purchaser, and the Purchaser shall immediately notify the Seller of any event or occurrence or emergency material to, and not in the ordinary and usual course of business of, the Purchaser;

         (2) The Purchaser shall not create, incur or assume any long-term or short-term indebtedness for money borrowed or make any capital expenditures or commitment for capital expenditures, affecting the business of the Purchaser;

         (3) The Purchaser shall not (a) adopt, enter into, or amend any bonus, profit sharing, compensation, stock option, warrant, pension, retirement, deferred compensation, employment, severance, termination, or other employee benefit plan, agreement, trust fund, or arrangement for the benefit or welfare of any employees of the Purchaser or (b) agree to any material (in relation to historical compensation) increase in the compensation payable or to become payable to, or any increase in the contractual term of employment of, any such employee;

         (4) The Purchaser shall not sell, lease, mortgage, encumber, or otherwise dispose of or grant any interest in any of its assets;

         (5) The Purchaser shall not enter into, or terminate, any material contract, agreement, commitment, or understanding relating to or affecting the business of the Purchaser;

         (6) The Purchaser shall not enter into any agreement, commitment, or understanding, whether in writing or otherwise, with respect to any of the matters referred to in subparagraphs (1) through (5) above;

         (7) The Purchaser will continue properly and promptly to file when due all federal, state, local, foreign and other tax returns, reports and declarations required to be filed by the Purchaser, and will pay, or make full and adequate provision for the payment of, all taxes and governmental charges due from or payable by the Purchaser;

         (8) The Purchaser will comply with all laws and regulations applicable to the operations of the Purchaser;

         (9) The Purchaser shall not issue or agree to issue any additional shares of, or rights of any kind to acquire any shares of, the Purchaser's capital stock of any class, or enter into any contract, agreement, commitment, or arrangement with respect to any of the foregoing, except as provided in Exhibit "B"; and

         (10) The Purchaser will maintain in full force and effect insurance coverage relating to the Purchaser's business of a type and amount customary in the business of the Purchaser (but not less than that presently in effect).

         5.7 Updating of Exhibits. The Purchaser shall notify the Seller of any changes, additions or events which may cause any change in or addition or events to any schedules or exhibits delivered by the Purchaser pursuant to this Agreement, promptly after the occurrence of the same and at the Closing by the delivery of updates of all schedules and exhibits. No notification made pursuant to this section shall be deemed to cure any breach of any representation or warranty made in this Agreement, unless the Seller specifically agrees thereto in writing nor shall any such notification be considered to constitute or be a waiver by the Seller of any condition set forth in this Agreement.

         5.8 Issuance and delivery of the Subject Shares. On the Closing, the Purchaser shall issue and deliver or caused to be issued and delivered to the Seller a certificate evidencing Five Million (5,000,000) shares of the Purchaser's $.0001 par value common stock, which certificate shall specify appropriate legend regarding the restricted nature of those shares.


                                   ARTICLE VI
                             COVENANTS OF THE SELLER

         6.1 Affirmative Covenants. From the date of this Agreement through the Closing Date, the Seller will take every action reasonably required of the Seller to satisfy the conditions to closing set forth in this Agreement and otherwise to ensure the prompt and expedient consummation of the Transaction substantially as contemplated hereby and will exert all reasonable efforts to cause the Transaction to be consummated; provided, however, in all instances that the representations and warranties of the Purchaser in this Agreement are and remain true and accurate and that the covenants and agreements of the Purchaser in this Agreement are correct and that the conditions to the obligations of the Seller set forth in this Agreement are not incapable of satisfaction.

         6.2 Name. The Seller agrees that following consummation of the Transaction, neither the Seller nor any Entity the Seller Controls or Affiliate of the Seller shall make any attempt to make any use of any name pursuant to which the Seller has conducted the Acquired Business, or authorize any other person or Entity to do so, without the consent of the Purchaser.

         6.3 Access and Information. The Seller shall provide to the Purchaser and to the Purchaser's accountants, counsel and other representatives reasonable access during normal business hours throughout the period prior to the Closing to all of its properties, books, contracts, commitments, records (including, but not limited to, tax returns) and personnel relating to the Acquired Assets or the Acquired Business and, during such period, the Seller shall furnish promptly to the Purchaser (i) all written communications relating to the Acquired Assets or the Acquired Business, (ii) internal monthly financial statements of the Acquired Business when and as available, and (iii) all other information relating to the Acquired Assets or the Acquired Business as the Purchaser may reasonably request, but no investigation pursuant to this Section 6.3 shall affect any representations or warranties of the Seller, or the conditions to the obligations of the Purchaser to consummate the Transaction. In the event of the termination of this Agreement, the Purchaser will, and will cause the Purchaser's representatives to, deliver to the Seller or, upon Seller's request, destroy all documents, work papers, and other material, and all copies thereof, obtained by the Purchaser or on the Purchaser's behalf from the Seller as a result of this Agreement or in connection with this Agreement or the Transaction, whether so obtained before or after the execution of this Agreement, and will hold in confidence all confidential information that has been designated as such by the Seller in writing or by appropriate and obvious notation, and will not use any such confidential information except in connection with the Transaction, until such time as such information is otherwise publicly available. Purchaser and its representatives shall assert their rights pursuant to this Section 6.3 in such manner as to minimize interference with the business of the Seller.

         6.4 No Solicitation. The Seller and those acting on behalf of the Seller will not, and the Seller will use its best efforts to cause its employees, agents, and representatives (including any investment banker) not, directly or indirectly, to solicit, encourage, or initiate any discussions with, or negotiate or otherwise deal with, or provide any information to, any person or Entity other than the Purchaser and its officers, employees, and agents, relating to the Acquired Assets or the Acquired Business. The Seller will notify the Purchaser immediately upon receipt of any inquiry, offer or proposal relating to any of the foregoing. None of the foregoing shall prohibit providing information to others in a manner in keeping with the ordinary conduct of the Seller's business, or providing information to government authorities.

         6.5 Conduct of Business Pending the Transaction. The Seller covenants and agrees with the Purchaser that, prior to the consummation of the Transaction or the termination of this Agreement pursuant to its terms, unless the Purchaser shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed, and except as otherwise contemplated by this Agreement, the Seller will comply with each of the following:

         (1) The Acquired Business, and the other businesses of the Seller that relate to, use or affect the Acquired Assets, if any, will be conducted only in the ordinary and usual course, the Seller shall keep intact the business organization and goodwill of the Acquired Business, keep available the services of the employees of the Seller and maintain good relationships with suppliers, lenders, creditors, distributors, employees, customers and others having business or financial relationships with the Acquired Business, and the Seller shall immediately notify the Purchaser of any event or occurrence or emergency material to, and not in the ordinary and usual course of business of, the Acquired Business or affecting any material part of the Acquired Assets;

         (2) The Seller shall not create, incur or assume any long-term or short-term indebtedness for money borrowed or make any capital expenditures or commitment for capital expenditures, affecting the Acquired Business or any of the Acquired Assets, except in the ordinary course of business and consistent with past practice;

         (3) The Seller shall not (a) adopt, enter into, or amend any bonus, profit sharing, compensation, stock option, warrant, pension, retirement, deferred compensation, employment, severance, termination, or other employee benefit plan, agreement, trust fund, or arrangement for the benefit or welfare of any employees of the Seller, or (b) agree to any material (in relation to historical compensation) increase in the compensation payable or to become payable to, or any increase in the contractual term of employment of, any such employee;

         (4) The Seller shall not sell, lease, mortgage, encumber, or otherwise dispose of or grant any interest in any of the Acquired Assets except for sales, encumbrances and other dispositions or grants in the ordinary course of business of the Acquired Business and consistent with past practice and except for liens for taxes not yet due or liens or encumbrances that are not material in amount or effect and do not impair the use of the property, or as specifically provided for or permitted in this Agreement;

         (5) The Seller shall not enter into, or terminate, any material contract, agreement, commitment, or understanding relating to or affecting the Acquired Assets or the Acquired Business;

         (6) The Seller shall not enter into any agreement, commitment, or understanding, whether in writing or otherwise, with respect to any of the matters referred to in subparagraphs (1) through
                  (5) above;

         (7) The Seller will continue properly and promptly to file when due all federal, state, local, foreign and other tax returns, reports and declarations required to be filed by it relating to the Acquired Assets or the Acquired Business, and will pay, or make full and adequate provision for the payment of, all taxes and governmental charges due from or payable by the Seller relating to the Acquired Assets or the Acquired Business;

         (8) The Seller will comply with all laws and regulations applicable to the operations of the Acquired Business and the utilization of the Acquired Assets; and

         (9) The Seller will maintain in full force and effect insurance coverage relating to the Acquired Assets and the Acquired Business of a type and amount customary in the business of the Acquired Business (but not less than that presently in effect).

         6.6 Cooperation. The Seller will cooperate with the Purchaser and the Purchaser's counsel, accountants and agents in every way in consummating and closing the Transaction and in delivering all documents and instruments deemed reasonably necessary or useful by the Purchaser.

         6.7 Expenses. Whether or not the Transaction is consummated, all costs and expenses incurred by the Seller in connection with this Agreement and the Transaction shall be paid by the Seller.

         6.8 Publicity. Prior to the Closing any written news releases by the Seller relating to this Agreement or the Transaction shall be submitted to the Purchaser for review and approval prior to release by the Seller, and shall be released only in a form approved by the Purchaser.

         6.9 Updating of Exhibits and Disclosure Documents. The Seller shall notify the Purchaser of any changes, additions, or events which may cause any change in or addition to any schedules or exhibits delivered by the Seller pursuant to this Agreement promptly after the occurrence of the same and again at the Closing by delivery of appropriate updates to all such schedules and exhibits. No such notification made pursuant to this section shall be deemed to cure any breach of any representation or warranty made in this Agreement, unless the Purchaser specifically agrees thereto in writing nor shall any such notification be considered to constitute or be a waiver by the Purchaser of any condition set forth in this Agreement.

         6.10 Payment of Unassumed Liabilities. The Seller agrees promptly to pay when due, or otherwise to discharge, without cost or expense to the Purchaser, each and every Liability of the Seller that is not specifically assumed by the Purchaser pursuant to this Agreement, as described in Section 2.1 of this Agreement.

         6.11 Continued Action Regarding Exemption. The Seller shall take any and all additional action which is necessary or appropriate to maintain that exemption from the registration and prospectus delivery requirements of the Securities Act provided by Rule 144 promulgated pursuant to the Securities Act.


                                   ARTICLE VII
                              CONDITIONS TO CLOSING

         7.1 Conditions to Obligation of Purchaser. The obligation of the Purchaser to effect and consummate the Transaction shall be subject to the fulfillment at or prior to the Closing of the following conditions, unless the Purchaser shall waive such fulfillment in writing:

         (1) This Agreement and the Transaction shall have received all approvals, consents, authorizations, and waivers from governmental and other regulatory agencies and other third parties (including lenders, holders of debt securities and lessors) required to consummate the Transaction;

         (2) There shall not be in effect a preliminary or permanent injunction or other order by any federal or state court which prohibits the consummation of the Transaction;

         (3) The Seller shall have performed in all material respects each of the Seller's agreements and obligations specified in this Agreement and required to be performed on or prior to the Closing and shall have complied with all material requirements, rules, and regulations of all regulatory authorities having jurisdiction relating to the Transaction;

         (4) No material adverse change shall, in the judgment of the Purchaser, have taken place in the business condition (financial or otherwise), operations, or prospects of the Acquired Business or the Acquired Assets since the date of this Agreement other than those, if any, that result from the changes permitted by this Agreement;

         (5) The representations and warranties of the Seller set forth in this Agreement shall be true in all material respects as of the date of this Agreement and, except in such respects as, in the judgment of the Purchaser, do not materially and adversely affect the business, condition (financial or otherwise), operations, or prospects of the Acquired Business or the Acquired Assets, as of the Closing, as if made as of the Closing; and

         (6) The Purchaser shall have received from the Seller an officers' certificate, executed by the Chief Executive Officer and Chief Financial Officer of the Seller (in their capacities as such), dated the Closing Date, as to the satisfaction of the conditions in Paragraphs (3), (4), and (5) of this section (to the best of their knowledge).

         7.2 Conditions to Obligation of the Seller. The obligation of the Seller to effect the Transaction shall be subject to the fulfillment at or prior to the Closing of the following conditions, unless the Seller shall waive such fulfillment in writing:

         (1) This Agreement and the Transaction shall have received all approvals, consents, authorizations, and waivers from governmental and other regulatory agencies and other third parties (including lenders, holders of debt securities and lessors required by law to consummate the Transaction;

         (2) There shall not be in effect a preliminary or permanent injunction or other order by any federal or state authority which prohibits the consummation of the Transaction;

         (3) The Purchaser shall have performed in all material respects the Purchaser's agreements and obligations specified in this Agreement required to be performed on or prior to the Closing;

         (4) The representations and warranties of the Purchaser set forth in this Agreement shall be true in all material respects as of the date of this Agreement and, except in such respects as do not materially and adversely affect the business of the Purchaser, as of the Closing Date as if made as of the Closing Date; and

         (5) The Seller shall have received from the Purchaser an officers' certificate, executed by the Chief Financial Officer and the Chief Executive Officer of the Purchaser (in their capacities as such), dated the Closing Date, as to the satisfaction of the conditions of Paragraphs (3) and (4) of this section (to the best of their knowledge).

                                  ARTICLE VIII
              DOCUMENTS AND INSTRUMENTS TO BE DELIVERED AT CLOSING

         8.1 The Purchaser to the Seller. On the Closing, the Purchaser shall deliver or cause to be delivered the following instruments and documents to the Seller:

         (1) A certificate evidencing and representing Five Million (5,000,000) shares of the Purchaser's $.0001 par value common stock (the Subject Shares), which certificate shall specify the appropriate legend regarding the restricted nature of those Subject Shares; and

         (2) The Officers' Certificate contemplated by the provisions of Paragraph (5) of Section 7.2 of this Agreement.

         8.2 The Seller to the Purchaser. On the Closing, the Seller shall deliver or cause to be delivered the following instruments and documents to the Purchaser:

         (1) A Bill of Sale, executed by the President and the Secretary of the Seller, pursuant to which title to the Acquired Assets are transferred and vested in the Purchaser;

         (2) All books, records, journals, disks, checks, minute books, documents, memoranda and other instruments relating to the business of the Seller which are necessary or appropriate to enable the Purchaser to carry on and conduct the business and affairs of the Acquired Business and to utilize the Acquired Assets after the Closing; and

         (3) The Officers' Certificate contemplated by the provisions of Paragraph (6) of Section 7.1 of this Agreement.


                                   ARTICLE IX
                          TERMINATION, AMENDMENT WAIVER

          9.1 Termination. This Agreement and the Transaction may be terminated at any time prior to the Closing:

         (1)     By mutual consent of the Purchaser and the Seller; or

         (2) By either Purchaser or the Seller, upon written notice to the other, if the conditions to such party's obligations to consummate the Transaction, in the case of Purchaser, as specified in Section 7.1 of this Agreement, or, in the case of the Seller, as provided in Section
         7.2 of this Agreement, were not, or cannot reasonably be, satisfied on or before September 20, 2000, unless the failure of condition is the result of the material breach of this Agreement by the party seeking to terminate this Agreement.

         9.2 Amendment. This Agreement may be amended by the Purchaser and the Seller by action taken at any time. This Agreement may not be amended, except by an instrument in writing signed on behalf of the Purchaser and the Seller.

         9.3 Waiver. At any time prior to the Closing, the Purchaser or the Seller may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties specified in this Agreement or in any document delivered pursuant to this Agreement, or (iii) waive compliance with any of the agreements or conditions specified in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                    ARTICLE X
                               GENERAL PROVISIONS

         10.1 Notices. Any notice, direction or instrument required or permitted to be given pursuant to this Agreement shall be given in writing by (i) telegram, facsimile transmission or similar method, if confirmed by mail as herein provided, by mail; (ii) if mailed postage prepaid, by certified mail, return receipt requested; or (iii) hand delivery to any party at the addresses of the parties specified, below. If given by telegram or facsimile transmission or similar method or by hand delivery, such notice, direction or instrument shall be deemed to have been given or made on the day on which it was given, and if mailed, shall be deemed to have been given or made on the second (2nd) business day following the day after which it was mailed. Any party may, from time to time by similar notice, give notice of any change of address, and in such event, the address of such party shall be deemed to be changed accordingly. The address, telephone number and facsimile transmission number for the notice of each party are:

         If to Purchaser:           ASDAR Group
                                    1239 West Georgia Street, Suite 3004
                                    Vancouver, British Columbia V6E 4R8

         If to Seller:              2U Online.com, Inc.
                                    1288 Alberni Street, Suite 806
                                    Vancouver, British Columbia V6E 4N5

         10.2 Indemnification. Seller shall save Purchaser harmless from and against and shall indemnify Purchaser for any liability, loss, costs, expenses or damages howsoever caused by reason of any injury (whether to body, property or personal or business character or reputation) sustained by any person or to property by reason of any act, neglect, default or omission of Seller or any of Seller's agents, employees or other representatives, and Seller shall pay all amounts to be paid or discharged in case of an action or any such damages or injuries. If Purchaser is sued in any court for damages by reason of any of the acts of Seller, Seller or such other party shall defend the resulting action (or cause same to be defended) at Seller's expense and shall pay and discharge any judgment that may be rendered in any such action; if Seller fails or neglects to so defend in such action, Purchaser may defend such action and any expenses, including reasonable attorneys' fees, which Purchaser may pay or incur in defending such action and the amount of any judgment which Purchaser may be required to pay shall be promptly reimbursed by Seller upon demand by Purchaser.

         10.3 Recovery of Enforcement Costs. In the event either party shall institute any action or proceeding to enforce any provision of this Agreement to seek relief from any violation of this Agreement, or to otherwise obtain any judgment or order relating to or arising from the subject matter of this Agreement, the prevailing party shall be entitled to receive from the losing party such prevailing party's actual attorneys' fees and costs incurred to prosecute or defend such action or proceeding.

         10.4 Assignment. Neither party shall have the right, without the consent of the other party, to assign, transfer, sell, pledge, hypothecate, delegate, or otherwise transfer, whether voluntarily, involuntarily or by operation of law, any of such party's rights or obligations created by the provisions of this Agreement, nor shall the parties' rights be subject to encumbrance or the claim of creditors. Any such purported assignment, transfer, or delegation shall be null and void.

         10.5 Captions and Interpretations. Captions of the articles, sections and paragraphs of this Agreement are for convenience and reference only, and the works specified therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction, or meaning of the provisions of this Agreement. The language in all parts to this Agreement, in all cases, shall be construed in accordance with the fair meaning of that language as if prepared by all parties and not strictly for or against any party. Each party and counsel for such party have reviewed this Agreement. The rule of construction, which requires a court to resolve any ambiguities against the drafting party, shall not apply in interpreting the provisions of this Agreement.

         10.6 Entire Agreement. This Agreement and the exhibits to this Agreement are the final written expression and the complete and exclusive statement of all the agreements, conditions, promises, representations, warranties and covenants between the parties with respect to the subject matter of this Agreement, and this Agreement supersedes all prior or contemporaneous agreements, negotiations, representations, warranties, covenants, understandings and discussions by and between and among the parties, their respective representatives, and any other person, with respect to the subject matter specified in this Agreement. No provision of any exhibit or schedule to this Agreement shall supersede or annul the terms and provisions of this Agreement, unless the matter specified in such exhibit or schedule shall explicitly so provide to the contrary, in the event of ambiguity in meaning or understanding between the provisions of this Agreement proper and the appended exhibits or schedules, the provisions of this Agreement shall prevail and control in all instances.

         10.7 Choice of Law. This Agreement shall be deemed to have been entered into in the State of Delaware. All questions concerning the validity, interpretation, or performance of any of the terms, conditions and provisions of this Agreement or of any of the rights or obligations of the parties shall be governed by, and resolved in accordance with, the laws of the State of Delaware without regard to conflicts of law principles.

         10.8 Number and Gender. Whenever the singular number is used in this Agreement and, when required by the context, the same shall include the plural, and vice versa; the masculine gender shall include the feminine and the neuter genders, and vice versa.

         10.9 Successors and Assigns. This Agreement and each of its provisions shall obligate the heirs, executors, administrators, successors, and assigns of each of the parties. Nothing specified in this article, however, shall be a consent to the assignment or delegation by any party of such party's respective rights and obligations created by the provisions of this Agreement.

         10.10 Third Party Beneficiaries. Except as expressly specified by the provisions of this Agreement, this Agreement shall not be construed to confer upon or give to any person, other than the parties hereto, any right, remedy or claim pursuant to, or by reason of, this Agreement or of any term or condition of this Agreement.

         10.11 Severability. In the event any part of this Agreement, for any reason, is determined by a court of competent jurisdiction to be invalid, such determination shall not affect the validity of any remaining portion of this Agreement, which remaining portion shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated. It is hereby declared the intention of the parties that they would have executed the remaining portion of this Agreement without including any such part, parts, or portion which, for any reason, may be hereafter determined to be invalid.

         10.12 Governmental Rules and Regulations. The transactions contemplated by the provisions of this Agreement are and shall remain subject to any and all present and future orders, rules and regulations of any duly constituted authority having jurisdiction of that transaction.

         10.13 Execution in Counterparts. This Agreement may be prepared in multiple copies and forwarded to each of the parties for execution. All of the signatures of the parties may be affixed to one copy or to separate copies of this Agreement and when all such copies are received and signed by all the parties, those copies shall constitute one agreement which is not otherwise separable or divisible. Counsel for the Purchaser shall keep all of such signed copies and shall conform one copy to show all of those signatures and the dates thereof and shall mail a copy of such conformed copy to each of the parties within thirty (30) days after the receipt by such counsel of the last signed copy, and such counsel shall cause one such conformed copy to be filed in the principal office of such counsel.

         10.14 Reservation of Rights. The failure of any party at any time or times hereafter to require strict performance by any other party of any of the warranties, representations, covenants, terms, conditions and provisions specified in this Agreement shall not waive, affect of diminish any right of such party failing to require strict performance to demand strict compliance and performance therewith and with respect to any other provisions, warranties, terms, and conditions specified in this Agreement. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent thereto, and whether the same or of a different type. None of the representations, warranties, covenants, conditions, provisions and terms specified in this Agreement shall be deemed to have been waived by any act or knowledge of any party, its agents, trustees, officers, or employees and any such waiver shall be made only by an instrument in writing, signed by the waiving party and directed to any non-waiving party specifying such waiver, and each party reserves such party's rights to insist upon strict compliance herewith at all times.

         10.15 Survival of Covenants, Representations and Warranties. All covenants, representations, and warranties made by each party to this Agreement shall be deemed made for the purpose of inducing the other party to enter into and execute this Agreement. The representations, warranties, and covenants specified in this Agreement shall survive the Closing and shall survive any investigation by either party whether before or after the execution of this Agreement. The covenants, representations, and warranties of the Seller and the Purchaser are made only to and for the benefit of the other and shall not create or vest rights in other persons.

         10.16 Concurrent Remedies. No right or remedy specified in this Agreement conferred on or reserved to the parties is exclusive of any other right or remedy specified in this Agreement or by law or equity provided or permitted; but each such right and remedy shall be cumulative of, and in addition to, every other right and remedy specified in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, and may be enforced concurrently therewith or from time to time. The termination of this Agreement for any reason whatsoever shall not prejudice any right or remedy which any party may have, either at law, in equity, or pursuant to the provisions of this Agreement.

         10.17 Force Majeure. If any party is rendered unable, completely or partially, by the occurrence of an event of "force majeure" (hereinafter defined) to perform such party's obligations created by the provisions of this Agreement, such party shall give to the other party prompt written notice of the event of "force majeure" with reasonably complete particulars concerning such event; thereupon, the obligations of the party giving such notice, so far as those obligations are affected by the event of "force majeure," shall be suspended during, but no longer than, the continuance of the event of "force majeure." The party affected by such event of "force majeure" shall use all reasonable diligence to resolve, eliminate and terminate the event of "force majeure" as quickly as practicable. The requirement that an event of "force majeure" shall be remedied with all reasonable dispatch as hereinabove specified, shall not require the settlement of strikes, lockouts or other labor difficulties by the party involved, contrary to such party's wishes, and the resolution of any and all such difficulties shall be handled entirely within the discretion of the party concerned. The term "force majeure" as used herein shall be defined as and mean any act of God, strike, civil disturbance, lockout or other industrial disturbance, act of the public enemy, war, blockage, public riot, earthquake, tornado, hurricane, lightening, fire, epidemics, quarantine restrictions, public demonstration, storm, flood, explosion, freight embargoes, governmental action, governmental delay, restraint or inaction, unavailability of equipment, default of a party's subcontractors or suppliers, and any other cause or event, whether of the kind enumerated specifically herein, or otherwise, which is not reasonably within the control of the party claiming such suspension.

         10.18 Consent to Agreement. By executing this Agreement, each party, for itself represents such party has read or caused to be read this Agreement in all particulars, and consents to the rights, conditions, duties and responsibilities imposed upon such party as specified in this Agreement. Each party represents, warrants and covenants that such party executes and delivers this Agreement of its own free will and with no threat, undue influence, menace, coercion or duress, whether economic or physical. Moreover, each party represents, warrants, and covenants that such party executes this Agreement acting on such party's own independent judgment.

         10.19 Waiver and Modification. No modification, supplement or amendment of this Agreement or of any covenant, representation, warranty, condition, or limitation specified in this Agreement shall be valid unless the same is made in writing and duly executed by both parties. No waiver of any covenant, representation, warranty, condition, or limitation specified in this Agreement shall be valid unless the same is made in writing and duly executed by the party making the waiver. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

         10.20 Further Assurances. The parties shall from time to time sign and deliver any further instruments and take any further actions as may be necessary to effectuate the intent and purposes of this Agreement.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be signed in duplicate on the date first written above by their respective officers thereunto duly authorized.


SELLER:  2U Online.com, Inc.,               PURCHASER:        ASDAR Group
         a Delaware corporation                  a Nevada corporation


         /s/ Jack Sha                                /s/ Stephen J. Nemergut
By:      ____________________________       By:      __________________________
         Jack Sha                                    Stephen J. Nemergut
Its:     President                                   Its:     President


          /s/ Ferdinand Marehard                     /s/ Jack Sha
By:      ____________________________       By:      __________________________
         Ferdinand Marehard                          Jack Sha
Its:     Secretary                          Its:     Secretary

                                   Exhibit B


Finder's Fee:            500,00 shares of ASDAR Group's $0.001 par value
                         common stock.

Finder's Fee For:        ASSET PURCHASE AND SALE AGREEMENT

Signed By:               2U Online.com, Inc., a Delaware corporation, And
                         ASDAR Group, a Nevada corporation.

Stock Distribution:      May Joan Liu                     475,000 shares.

                         Stephen Nemergut                  25,000 shares.



ASDAR Group
a Nevada corporation



By: /s/   Stephen J. Nemergut
    ---------------------------------------
          Stephen J. Nemergut

Its:      President


By: /s/  Jack Sha
   ----------------------------------------
         Jack Sha

Its:     Secretary

                         ASSIGNMENT OF WORKING INTEREST
                         ------------------------------
                            IN OIL AND GAS LEASE(S)
                            -----------------------

                                      ***

    KNOW ALL PERSONS BY THESE PRESENTS THAT:


       2U Online.com Inc., a Delaware corporation, U.S.A., hereinafter referred to as the "Assignor", for valuable consideration in hand paid, receipt and sufficiency whereof being hereby acknowledged, does hereby sell, assign, convey, transfer and set over to Asdar Group, a Nevada corporation, U.S.A., whose mailing address is Suite 3004-1239 West Georgia Street, Vancouver, British Columbia, V6E 4R8, hereinafter referred to as the "Assignee", any and all of the Assignor's working interest and attendant net revenue interest which it now owns or might own in the following-described oil and gas lease(s) and lands:


    1. An oil and gas lease dated January 10, 1981, wherein Donald B. Roberts, B. M. Stewart and Sheri Vineyard were the lessors, and Exoil Services, Inc. was the lessee, recorded in Book 87 of Photos at Page 189 on February 4, 1981 in the Offices of the County Clerk for Weston County, Wyoming; as amended and ratified on June 22, 1982, which amendment and ratification was recorded in Book 103 of Photos at Page 344, in the Offices of the County Clerk for Weston County, Wyoming; which lease was further ratified on January 4, 1984, which ratification was recorded in Book 122 of Photos at Page 261 in the Offices of the County Clerk for V4eston County, Wyoming; and which lease was further amended and ratified in March of 1986, which amendment and ratification was recorded in Book 158 of Photos at Page 61 in the Offices of the County Clerk for Weston County, Wyoming; covering the following-described lands situate in Weston County, Wyoming, to-wit:

                 Township 44 North. Range 60 West. 6th P.M.
                 ------------------------------------------
                        Section 6:   SW 1/4, NE 1/4, E 1/2NW 1/4, W 1/2 SE 1/4
                        Section 7:   W 1/2, W 1/2E 1/2
                        Section 18:  W1/2
                        Section 19:  W 1/2W1/2, NE 1/4NW 1/4
                        Section 30:  W 1/2 NW 1/4

                 Township 44 North. Range 61 West. 6th P.M.
                 ------------------------------------------
                        Section 1:   SE 1/4
                        Section 11:  SE 1/4, E 1/4 NE 1/4, S 1/2 SW 1/4
                        Section 12:  All
                        Section 13:  All
                        Section 14:  All
                        Section 22:  E 1/2
                        Section 23:  N 1/2, SE 1/4, E 1/2 SW 1/4
                        Section 24:  All
                        Section 25:  W 1/2, NE 1/4, NW 1/4 SE 1/4
                        Section 26:  E 1/2 NE 1/4, NE 1/4 SE 1/4
                        Section 27:  W 1/2 E1/2

          2. Any and all other oil and gas leases, including all amendments, ratifications, renewals and extensions thereof, insofar as same cover the following-described lands situate in Weston County, Wyoming, towit:

                       Township 44 North, Range 60 West. 6th P.M.
                       ------------------------------------------
                              Section 6:   SW 1/4, NE 1/4, E 1/2 NW 1/4,
                                           W 1/2 SE 1/4
                              Section 7:   W 1/2, W 1/2 E 1/2
                              Section 18:  W 1/2
                              Section 19:  W 1/2 W 1/2, NE 1/4 NW 1/4
                              Section 30:  W 1/2 NW 1/4

                       Township 44 North. Range 61 West. 6th P.M.
                       ------------------------------------------
                              Section 1:   SE 1/4
                              Section 11:  SE 1/4, E 1/2 NE 1/4, S 1/2 SW 1/4
                              Section 12:  All
                              Section 13:  All
                              Section 14:  All
                              Section 22:  E 1/2
                              Section 23:  N 1/2, SE 1/4, E 1/2 SW 1/4
                              Section 24:  All
                              Section 25:  W 1/2, NE 1/4, NW 1/4 SE 1/4
                              Section 26:  E 1/2 NE 1/4, NE 1/4 SE 1/4
                              Section 27:  W 1/2 E 1/2

    SUBJECT to all of the terms and conditions set forth hereinafter to which by acceptance and execution of this Assignment the Assignee specifically agrees. The above-described oil and gas lease(s) are hereinafter referred to as the "Lease(s)", and the land covered by the Lease(s) is hereinafter referred to as the "Leasehold Lands".

                     TERMS AND CONDITIONS OF THE ASSIGNMENT:
                     ---------------------------------------

           1. Assignor does not warrant the validity of the Lease(s) nor its titles to any part or portion of the working interest and/or net revenue interest in the Lease(s).

           2. Assignee accepts this Assignment without any representations, guarantees or warranties, express or implied, being made by the Assignor as to the condition of the Leasehold Lands or any oil or gas well located thereon, or as to the condition of any property associated with the Leasehold Lands or any oil or gas well located thereon.

           3. Assignee accepts this Assignment without any representations, guarantees or warranties, express or implied, being made by the Assignor as to the quantity or quality of the oil or gas which may be produced by any oil or gas well located on the Leasehold Lands.

          4. Assignee accepts this Assignment subject to any and all terms, conditions, covenants, restrictions, reservations, royalties and overriding royalties, and encumbrances contained in the Lease(s) and in any instrument in the chain of title of the Lease(s) and this Assignment, whether of record or not. Further, by acceptance of this Assignment, the Assignee hereby agrees to assume and perform each and every duty and obligation of the Assignor under the Lease(s) and under all other instruments in the chain of title of the Lease(s) and this Assignment, whether of record or not, and to save and hold the Assignor harmless from any and all liability or damages which might arise out of the Assignee's failure to so perform. The Assignee specifically acknowledges that it is aware of the terms and conditions contained in the subject Lease(s) and all amendments, ratifications, renewals and extensions thereof.

            5. This Assignment is subject to the following covenants, restrictions and reservations, which shall be construed as covenants running with the Leasehold Lands and shall be binding upon and inure to the benefit of the Assignor and the Assignee, and their respective successors and assigns:

            a. Assignee acknowledges that the Leasehold Lands have been used for oil and gas drilling and producing operations, related oil field operations and possibly for the storage and disposal of waste materials and hazardous substances and that physical changes in the Leasehold Lands may have occurred as a result of such uses. Also the Leasehold Lands may contain buried pipelines and other equipment, the locations of which cannot now be determined. Assignee understands that the Assignor does not have the requisite information to determine the exact nature or condition of the Leasehold Lands nor the effect any such uses have had on the physical condition of the Leasehold Lands.

            b. Assignee acknowledges that it has entered into this Assignment on the basis of its own investigation of the physical condition of the Leasehold Lands including subsurface condition and that the Leasehold Lands have been used in the manner and for the purposes set forth above and that physical changes to the Leasehold Lands may have occurred as a result of such use. Assignee is acquiring the Leasehold Lands in an "as is" condition and assumes the risk that adverse physical conditions, including, but not limited to, the presence of unknown abandoned oil and gas wells, water wells and sumps may not have been revealed by the Assignee's investigation. Assignee hereby agrees to assume full legal responsibility for all of such conditions, known or unknown.

            c. Assignee shall comply with all applicable laws, ordinances, rules and regulations regarding the operation and abandonment of the Leasehold Lands, and shall promptly obtain all permits required by public authorities in connection with the Leasehold Lands.

            d. Assignee shall assume full responsibility for all wells, the casing and all other personal property used on or in connection therewith on and after the date hereof and shall indemnify, defend and hold harmless the Assignor and its directors, officers, contractors, agents, employees or representatives from and against any loss, liability, claim, demand, fine, expense, cost (including attorney's fees and expenses) or cause of action thereafter arising with respect thereto, including, but not limited to, plugging and abandonment of existing wells, the restoration of the surface of the Leasehold Lands and the removal of or failure to remove any sumps, foundations, structures or equipment therefrom.

            e. Assignor reserves the right to enter the Leasehold Lands at any time during the life of the Lease(s) assigned hereby in order to conduct remedial environmental work if the Assignor, in its sole discretion, determines that such work is necessary to reduce or avoid any alleged future environmental liability of the Assignor; however, such action shall not be construed as an admission of liability nor lessen the Assignor's indemnity of the Assignee.

            f. Assignee assumes full responsibility for, and agrees to indemnify, defend, and hold harmless the Assignor from and against any loss, liability, claim, damage, fine, expense, cost (including attorney's fees and expenses) or cause of action caused by or arising out of the violation of any federal, state or local laws, rules or regulations applicable to any waste material or any hazardous substances in or upon the Leasehold Lands, or the release or threatened release of any waste material or any hazardous substances from the Leasehold Lands into the atmosphere or into or upon any land or any water course or body of water, including ground water, whether or not attributable to the Assignor's activities, or to the activities of the Assignor's officers, employees or agents, or to the activities of third parties (regardless of whether or not the Assignor was or is aware of such activities) prior to, during or after the period of the Assignor's ownership of the interests assigned hereunder.


        This Assignment shall bind and inure to the benefit of the Assignor and the Assignee and their respective successors and assigns.

        IN WITNESS WHEREOF, the Assignor and the Assignee execute this Assignment to be effective as of the 13th day of October, 2000.


 ASSIGNOR:                                    ASSIGNEE:
 2U ONLINE.COM INC.                           ASDAR GROUP
 GROUP, LTD.


By: /s/ Jack Sha                    By:   /s/ R. Waters
   ------------------                  -----------------------
     (Sign)                                (Sign)

     Jack Sha                              Robert Waters
   ------------------                  -----------------------
     (Print Name)                          (Print Name)

     President                             President
   ------------------                  -----------------------
     (Print Table)                         (Print Table)

PROVINCE OF BRITISH    )
COLUMBIA               )    ss.
CITY OF VANCOUVER      )


       The foregoing instrument was acknowledged before me by Jack Sha, President of 2U Online.com Inc., this 13 day of October , 2000.
                                      ----         -------



       WITNESS my hand and official seal.


                                          /s/ (unitellitible)
                                         ------------------------
                                         Notary Public in and for
                                         the Province of British Columbia


My commission does not expire.



PROVINCE OF BRITISH    )
COLUMBIA               )    ss.
CITY OF VANCOUVER      )


      The foregoing instrument was acknowledged before me by  Robert Waters
President of Adsar Group, this 13th day of October, 2000      -------------
---------                      ----        ------


       WITNESS my hand and official seal.


                                          /s/ (unintelligible)
                                         ------------------------
                                         Notary Public in and for
                                         the Province of British Columbia



My commission does not expire.

            PETROLEUM, NATURAL GAS AND GENERAL RIGHTS CONVEYANCE
            ----------------------------------------------------



               THIS AGREEMENT made as of the 30th day of November, 2000.



 BETWEEN:


                                2U ONLINE.COM, INC.
                                   ("Vendor")


                                     -and -


                             ALLSTAR ENERGY LIMITED
                                  ("Purchaser")

  1.      In this Agreement:

          (a) "Assets" means the Petroleum and Natural Gas Rights, the Tangibles and the Miscellaneous Interests;

          (b) "Closing Date" means the hour of 10:00 a.m., Calgary time on the 30th day of November, 2000;

          (c)     "Lands" means the lands set out in Schedule "A" hereto;

          (d) "Leases" means collectively the various leases, reservations, permits, licenses and other documents of title by virtue of which the holder thereof is entitled to explore for, drill for, recover, remove or dispose of Petroleum Substances forming part of the Lands, including, without limitation, the leases, reservations, permits, licenses and other documents of title described in Schedule "A" hereto;

          (e) "Leased Substances" means all Petroleum Substances, rights to or in respect of which are granted, reserved or otherwise conferred by or under the Leases (but only to the extent that the Leases pertain to the Lands and to the zones and formations set out in Schedule "A" under the heading "Petroleum and Natural Gas Rights");

          (f) "Material Contracts" means the agreement or agreements, if any, set out in Schedule "A" under the heading "Material Contracts";

          (g) "Miscellaneous Interests" means, subject to any and all limitations and exclusions provided for in this definition, all property, assets, interests and rights pertaining to the Petroleum and Natural Gas Rights and the Tangibles, or either of them, but only to the extent that such property, assets, interests and rights pertain to the Petroleum and Natural Gas Rights and the Tangibles, or either of them, including without limitation any and all of the following:

          (i) contracts and agreements relating to the Petroleum and Natural Gas Rights and the Tangibles, or either of them, including without limitation the Material Contracts, gas purchase contracts, processing agreements, transportation agreements and agreements for the construction, ownership and operation of facilities;

          (ii) fee simple rights to, and rights to enter upon, use or occupy, the surface of any lands which are or may be used to gain access to or otherwise use the Petroleum and Natural Gas Rights and the Tangibles, or either of them, excluding any such rights that pertain only to a well or wells other than the Wells;

          (iii) all records, books, documents, licenses, reports and data which relate to the Petroleum and Natural Gas Rights and the Tangibles, or either of them, excluding any of the foregoing that pertain to seismic, geological or geophysical matters; and

          (iv) the Wells (and no other wells), including the wellbores and any and all casing;

          provided, however that unless otherwise agreed to in writing by the parties, "Miscellaneous Interests" shall not include agreements, documents or data to the extent that: (i) they pertain to the Vendor's proprietary technology or interpretations, (ii) they are owned or licensed by third parties with restrictions on their deliverability or disclosure by the Vendor or any assignee or (iii) they are referred to specifically as exclusions in Schedule "A" hereto;

   (h) "Petroleum Substances" means any of crude oil, crude bitumen and products derived therefrom, synthetic crude oil, petroleum, natural gas, natural gas liquids, and any and all other substances related to any of the foregoing, whether liquid, solid or gaseous, and whether hydrocarbons or not, including without limitation sulphur;

   (i) "Petroleum and Natural Gas Rights" means all rights to explore for, drill for, produce, take, use, market and share in the production or proceeds of, from, or measured or calculated by reference to the value or quantity of, petroleum, natural gas and substances produced in connection therewith, within, upon or under the Lands, (or on lands with which the same have been pooled or unitized) including without limitation the interests set out in Schedule "A" hereto;

   (j)    "Purchase Price" means the price and sum of $80,000.00;

          (k) "Regulations" means all statutes, laws, rules, orders, directives and regulations in effect from time to time and made by governments or governmental agencies having jurisdiction over the Assets or the parties;

          (1) "Tangibles" means any and all tangible depreciable property and assets which are located within or upon the Lands (or on lands with which the same have been pooled or unitized) and which are used or are intended to be used to produce, process, gather, treat, measure, make marketable or inject the Leased Substances or any of them or in connection with water injection or removal operations that pertain to the Petroleum and Natural Gas Rights, including without limitation any and all gas plants, oil batteries, buildings, production equipment, pipelines, pipeline connections, meters, generators, motors, compressors, treaters, dehydrators, scrubbers, separators, pumps, tanks, boilers and communication equipment;

          (m) "Wells" means the wells set out in Schedule "A" under the heading "Wells" including without limitation, all producing, shut-in, abandoned, water source, water disposal and water injection wells on the Lands (or on lands with which the same have been pooled or unitized).

          2. (a) Vendor acknowledges that the Purchase Price has been satisfied by Purchaser, through the assumption of a previously incurred debt of Vendor to Liberty Oil & Gas Ltd. ("Liberty") and a commitment by Purchaser to pay Liberty $72,500.00 on behalf of Vendor, in addition to Purchaser tendering a certified cheque of $7,500.00 to Vendor. In consideration for the Purchase Price, the Vendor hereby sells, assigns, transfers, conveys and sets over to Purchaser, and Purchaser hereby purchases from Vendor, all of the right, title, estate and interest of Vendor in and to the Assets, to have and to hold the same, together with all benefit and advantage to be derived therefrom, absolutely, subject to the terms of this Agreement.

          (b)  The Parties shall allocate the Purchase Price as follows:

               Petroleum and Natural Gas Rights                $63,999.00
               Tangibles                                       $16,000.00
               Miscellaneous Interests                         $     1.00
                                                               ----------
               Total                                           $80,000.00
                                                               ==========


          (c) Purchaser agrees to submit $1120.00 to Canada Customs and Revenue Agency, representing the Goods and Services Tax payable in respect of the transaction effected by this Agreement.

     3.        Vendor represents and warrants to Purchaser that:

          (a) Vendor does not warrant its title to the Assets, but does warrant that its interest in the Assets is free and clear of any and all liens, mortgages, pledges, claims, options, rights of first refusal, encumbrances, overriding royalties, net profits interests or other burdens for which the Purchaser will be responsible that were created by, through or under the Vendor or of which the Vendor has knowledge, except for the encumbrances listed in Schedule "A";

          (b) no suit, action or other proceeding before any court or governmental agency is pending against Vendor or, to the knowledge, information and belief of Vendor, has been threatened against Vendor or any third party, which might result in impairment or loss of the interest of Vendor in and to the Assets or which might otherwise adversely affect the Assets;

          (c) Vendor is not a non-resident within the meaning of Section 116 of the Income Tax Act (Canada) and the interest of Vendor in and to the Assets does not constitute all or substantially all of the property of Vendor.

          (d) Vendor has not received any notice of default under the Regulations or the Leases or any notice alleging its default thereunder, which default remains outstanding or unsatisfied;

          (e) to the Vendor's knowledge, there has been no act or omission whereby it is, or would be, in default under the Regulations or the Leases, which default would reasonably be expected to have a material adverse effect on the aggregate value of the Assets;

          (f) any and all operations of Vendor, and to the knowledge, information and belief of Vendor, any and all operations by third parties, on or in respect of the Assets, have been conducted in accordance with good oil and gas industry practices and in material compliance with all applicable laws, rules, regulations, orders and directions of governmental and other competent authorities; and

          (g)     Vendor has not received and does not have knowledge of:

                  (i) any order or directive under the Regulations that relates to abandonment and reclamation obligations, environmental liabilities or environmental compliance matters under the Regulations, if that order or directive has not been complied with or otherwise satisfied in all material respects by the Closing Date;

                  (ii) any demand or notice issued under the Regulations for the breach of any environmental, health or safety laws applicable to the Assets, including, without limitation, any Regulations respecting the release, use, storage, treatment, transportation or disposition of environmental contaminants, which demand or notice remains outstanding on the Closing Date;

                  (iii) any spill or release of hazardous substances on the Lands (or on lands with which the same have been pooled or unitized); or

                  (iv) any particular existing circumstance that it reasonably believes to be material and a reportable event under the Regulations.

               No claim in respect of the foregoing representations and warranties shall be made or be enforceable by Purchaser unless written notice of such claim, with reasonable particulars, is given by Purchaser to Vendor within a period of twelve (12)
                months from the date hereof.

          4. Vendor shall be liable to Purchaser for and shall, in addition, indemnify Purchaser from and against, all losses, costs, claims, damages, expenses and liabilities suffered, sustained, paid or incurred by Purchaser which would not have been suffered, sustained, paid or incurred had all of the representations and warranties contained in Section 3 been accurate and truthful.

          5. Purchaser shall be liable to Vendor for and shall, in addition, indemnify Vendor from and against, all losses, costs, claims, damages, expenses and liabilities suffered, sustained, paid or incurred by Vendor which either: (i) arise out of any matter or thing occurring or arising from and after the date hereof and which relates to the Assets, including the timely performance of all abandonment and reclamation obligations pertaining to the Assets; or (ii) pertain to environmental damage or contamination or other environmental problems pertaining to or caused by the Assets or operations thereon or related thereto, however and by whomsoever caused, and whether such environmental damage or contamination or other environmental problems occur or arise in whole or in part prior to, on or subsequent to the date hereof, provided that Purchaser will still retain all rights it may have as a result of a breach of a representation or warranty contained in Section 3, whether such rights and remedies are pursuant to this agreement, the common law, statute or otherwise, including without limitation, the right to name Vendor as a third party to any action commenced by any third party against Purchaser.

          6. All benefits and obligations of any kind and nature relating to the operation of the Assets conveyed pursuant to this Agreement, excluding income taxes but otherwise including without limitation maintenance, development, operating and capital costs, government incentives, royalties and other burdens, and proceeds from the sale of production, whether accruing, payable or paid and received or receivable, shall be adjusted between the parties hereto as of the Closing Date in accordance with generally accepted accounting principles.

          7. Each party hereto will, from time to time and at all times hereafter upon request, without further consideration, do such further acts and deliver all such further assurances, deeds and documents as shall be reasonably required in order to fully perform and carry out the terms of this Agreement.

          8. This Agreement shall, in all respects, be subject to, interpreted, construed and enforced in accordance with and under the laws of the Province of Alberta and applicable laws of Canada and shall, in all respects, be treated as a contract made in the Province of Alberta. The Parties irrevocably attorn and submit to the jurisdiction of the courts of the Province of Alberta and courts of appeal therefrom in respect of all matters arising out of or in connection with this Agreement.

          9. The assignment and conveyance effected by this Agreement is made with full right of substitution and subrogation of Purchaser in and to all covenants, representations, warranties and indemnities previously given or made by others in respect of the Assets or any part or portion thereof. The covenants, representations, warranties and indemnities contained in this Agreement shall be deemed to be restated in any and all assignments, conveyances, transfers and other documents conveying the interests of Vendor in and to the Assets to Purchaser. There shall not be any merger of any covenant, representation, warranty or indemnity in such assignments, conveyances, transfers and other documents notwithstanding any rule of law, equity or statute to the contrary and such rules are hereby waived.

          10. This Agreement shall be binding upon and shall enure to the benefit of the parties and their respective heirs, executors, administrators, trustees, receivers, successors and assigns.

             2U ONLINE.       M ........              ALLSTAR ENERGY LIMITED

             per:             .........               per:

             per:             .........               per:

 THIS PAGE COMPRISES SCHEDULE "A" ATTACHED TO AND FORMING PART OF A
 CONVEYANCE MADE AS OF THE         DAY OF NOVEMBER, 2000 BETWEEN 2U
 ONLINE.COM INC. AND ALLSTAR ENERGY LIMITED
-------------------------------------------------------------------


-------------------------- ---------------------- ----------------- ---------------------------- ----------------------
                           Petroleum and          Vendor's
                           Natural Gas            Interest
Lands                      Rights                                   Encumbrances                 Leases
-------------------------- ---------------------- ----------------- ---------------------------- ----------------------
E 1/2 and Portions of      PNG to Base of         37.8%             Alberta Crown Royalty        Crown PNG Lease
W 1/2 of Sec 20-53-7-      Mannville Group                                                       No. 0599060292
W5M
-------------------------- ---------------------- ----------------- ---------------------------- ----------------------
W  1/2 of Sec 30-53-7-     PNG to Base of         37.8%             Alberta Crown Royalty        Crown PNG Lease
W5M                        Mannville Grou                                                        No. 0599060293
-------------------------- ---------------------- ----------------- ---------------------------- ----------------------
Sec 19-53-7-W5M            PNG to Base of         37.8%             Alberta Crown Royalty        Crown PNG Lease
                           Mannville Group                                                       No. 0599050281
-------------------------- ---------------------- ----------------- ---------------------------- ----------------------



 Wells

 00/14-19-053-07W5/2


 Material Contracts

Entwistle Area - Joint Acquisition, Exploration, Development and Operating Agreement, dated July 1, 1999, between Vertizontal Energy Resources
Inc., Power Direct, -Inc., Jord-Ash Enterprises Ltd. and Liberty Oil and Gas
LTD.

                        ASSIGNMENT AND NOVATION AGREEMENT
                        ---------------------------------


                  THIS AGREEMENT made effective the 30th day of November, 2000.

 AMONG:

    2U Online.com Inc. (formerly Power Direct, Inc.), a body corporate having an office in the City of Vancouver, in the Province of British Columbia (the "Assignor ")

                                                             OF THE FIRST PART

                                     - and -

    Allstar Energy Limited, a body corporate having an office in the Town of Kindersley, in the Province of Saskatchewan (the
    "Assignee")

                                                            OF THE SECOND PART

                                     - and -

    The party or parties listed under the heading "Third Party" in Schedule "A" hereto (collectively, if more than one, the "Third Party")

                                                             OF THE THIRD PART



                  WHEREAS the Assignor and the Third Party are parties or successors in interest to the parties to the agreement described under the heading "Agreement" in Schedule "A" hereto, as the same may have been amended from time to time to the date hereof, (the "Agreement");

                  AND WHEREAS by a Conveyance Agreement of November 30, 2000, the Assignor has conveyed to the Assignee all of its right, title, estate and interest in and to the petroleum and natural gas and related properties and assets which are the subject of the Agreement;

                  AND WHEREAS the Assignor has agreed to assign to the Assignee all of the Assignor's right, title, estate and interest in, to and under the Agreement, with such assignment to be effective as of November 30, 2000 (the "Effective Date");

                  AND WHEREAS the Third Party has agreed to consent to the assignment herein provided, and to recognize and accept the Assignee as a party to the Agreement in the place and stead of the Assignor;

                  NOW THEREFORE THIS AGREEMENT WITNESSETH THAT, in consideration of the premises and of the respective covenants and agreements of the parties hereinafter set forth, the parties hereto covenant and agree with one another as follows:

  1. The Assignor hereby assigns, transfers, conveys and sets over unto the Assignee all of the Assignor's right, title, estate and interest in, to and under the Agreement, to have and to hold the same unto the Assignee for its sole use and benefit absolutely, effective from the Effective Date.

  2. The Assignee hereby accepts the assignment herein provided and covenants and agrees with the Assignor and the Third Party that it shall be bound by, observe and perform all of the covenants and obligations accruing on the part of the Assignor under the Agreement from and after the Effective Date.

  3.      The Third Party hereby:

          (a) consents to the assignment herein provided, and expressly waives any preferential rights of purchase which it might have under the Agreement;

          (b) covenants and agrees that effective from the Effective Date the Assignee shall be entitled to hold and enforce all of the rights, benefits and privileges of the Assignor under the Agreement, and shall be entitled to perform all of the covenants and obligations of the Assignor under the Agreement; and

          (c) releases, relieves and discharges the Assignor from all covenants, obligations and liabilities accruing on its part under the Agreement from and after the Effective Date;

          provided, however, that nothing herein contained shall be construed as releasing, relieving or discharging the Assignor from any covenants, obligations or liabilities accruing on its part under the Agreement prior to the Effective Date (other than any obligation to give the Third Party prior notice of the assignment herein provided or of the Assignor's agreement to dispose of its interest in the properties and assets which are the subject of the Agreement), or as rendering the Assignee liable for any such covenants, obligations or liabilities.

 4. For the benefit of the Third Party only, the Assignee expressly acknowledges that the Assignor shall be deemed to have been acting as the trustee and fully authorized agent of the Assignee in all matters relating to the Agreement and occurring between the Effective Date and the date upon which a copy of this Agreement has been delivered to the Third Party for execution (including, without limitation, matters relating to accounting, the conduct of operations and the disposition of production), and, as between the Assignee and the Third Party, the Assignee hereby ratifies, adopts and confirms all acts and omissions of the Assignor in its capacity as such trustee and agent, to the end that all such acts and omissions shall be deemed to have been effected by the Assignee.

5. The address of the Assignee for notices and other communications under the Agreement shall be:

ALLSTAR ENERGY LIMITED
409 Main Street
Box 967
Kindersley, Saskatchewan
SOL ISO
Attention:        Dan Drobot





 6. Each of the parties hereto shall from time to time and at all times hereafter do and perform all such further acts, and execute and deliver all such further assignments, notices, releases and other documents and instruments, as may reasonably be required to more fully effect and assure the assignment and novation hereby contemplated.

 7. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

 8. This Agreement may be executed in any number of counterparts, and when a counterpart has been executed and delivered by each of the parties hereto all counterparts together shall constitute one instrument and shall have the same force and effect as if all of the parties hereto had executed and delivered the same instrument.

                 IN WITNESS VAIEREOF the parties hereto have executed and delivered this Agreement as of the day and year first above written.



2U Online.com Inc.                                 Allstar Energy Limited

Per:  /s/ Jack Sha                                 Per:  /s/ Jord-Ash
    ----------------------------                   -------------------------

Liberty Oil Gas Ltd.                              Jord-Ash, Enterprises, Ltd.


Per: /s/
    -----------------------------
            RIC DOHER
            Connoller and CFO

Vertizontal Energy Resources Inc.

Per:
    -----------------------------

This is page 3 to an Assignment and Novation Agreement made effective the 30th day of November, 2000 among 2U Online.com Inc., as Assignor, Allstar Energy Limited, as Assignee, and Jord-Ash Enterprises Ltd., Liberty Oil & Gas Ltd. and Verti2ontal Energy Resources Inc. as Third Party.

          SCHEDULE "A" TO ASSIGNMENT AND NOVATION AGREEMENT MADE EFFECTIVE THE 30TH DAY OF NOVEMBER, 2000 BETWEEN 2U ONLINE.COM INC., AS ASSIGNOR, ALLSTAR ENERGY LIMITED, AS ASSIGNEE, AND THE PARTY OR PARTIES COMPRISING THE THIRD PARTY AS IDENTIFIED BELOW


Agreement
---------

Entwistle Area - Joint Acquisition, Exploration, Development and Operating Agreement, Dated July 1, 1999 between Vertizontal Energy Resources
Inc., Power Direct, Inc., Jord-Ash Enterprises Ltd., and Liberty Oil & Gas Ltd.



Third Party
-----------

Vertizontal Energy Resources Inc.
Jord-Ash Enterprises Ltd.
Liberty Oil & Gas Ltd.

                               State of Delaware

                        Office of the Secretary of State
                        --------------------------------

     I EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY

CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT

OF "POWER DIRECT, INC." CHANGING ITS NAME FROM "POWER DIRECT, INC." TO "2U

ONLINE.COM, INC.", FILED IN THIS OFFICE ON THE THIRTY-FIRST DAY OF JANUARY, A.D.

2000, AT 9 O'CLOCK A.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE

COUNTY RECORDER OF DEEDS.



                    (SEAL)                /s/ Edward J. Freel
                (unintelligible)          -------------------------------
                                          Edward J. Freel, Secretary of State

                                          AUTHENTIFCATION: 0229660
                                          DATE:  02-01-00

                           CERTIFICATE OF AMENDMENT OF
                          ARTICLES OF INCORPORATION OF
                               POWER DIRECT, INC.,
                             a Delaware corporation


         Power Direct, Inc., a corporation organized under the General Corporation Law of the State of Delaware ("Corporation"), does hereby certify:

     FIRST:      The Corporation has received payment for its capital stock.

     SECOND: The amendment to the Corporation's Certificate of Incorporation set forth in the following resolution was approved by a majority of the Corporation's Board of Directors and was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of Delaware; and, further, was approved by the shareholders of the Corporation pursuant to
 Section 228 of the General Corporation Law of the State of Delaware.

     RESOLVED, that the Certificate of Incorporation of the Corporation be amended by striking Article FIRST in its entirety and replacing therefore: "FIRST: The name of this corporation is 2U Online. com, Inc."
                                                   ---------------------

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed and attested by its duly authorized officer.

 Dated: January 31, 2000

                                                  /s/ Jack Sha
                                                 --------------
                                                 By: Jack Sha
                                                 Its: President
 ATTEST:

     /s/ Ferdinard  Marehard
     -----------------------
 By:  Ferdinard Marehard
 Its: Secretary

                      WARRANTS TO PURCHASE 1,100,000 SHARES
                       OF $.0001 PAR VALUE COMMON STOCK OF
                               POWER DIRECT, INC.
                             A DELAWARE CORPORATION


This Warrant Certificate certifies that YENN Asset Management (the "Holder"), is the owner of one million one hundred thousand (1,100,000) Warrants (subject to adjustment as provided herein), each of which represents the right to subscribe for and purchase from Power Direct, Inc. a Delaware corporation (the "Company"), one share of the Common Stock, $.0001 par value, of the Company (the common stock, including any stock into which it may be changed, reclassified or converted, is herein referred to as the "Common Stock") at the purchase price (the "Exercise Price") of $0.30 per share (subject to adjustment as provided herein).


THIS WARRANT CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ARE SUBJECT TO CERTAIN RESTRICTIONS, CONTAINED IN SECTIONS 5 AND 6 HEREOF, WITH RESPECT TO THEIR TRANSFER.


The Warrants represented by this Warrant Certificate are subject to the following provisions, terms and conditions:

1.       EXERCISE OF WARRANTS

Exercise of Warrants. The warrants may be exercised by the Holder, in whole or in part (but not as to a fractional share of Common Stock), by surrender of this Warrant Certificate at the principal office of the Company at 1288 Alberni Street, Suite 806, Vancouver, BC V6E 4N5 (or such other office or agency of the Company as may be designated by notice in writing to the Holder at the address of such Holder appearing on the books of the Company), with the appropriate form attached duly exercised, at any time within the period beginning on the date of this Warrant Certificate, which is specified on Page 12 of this Warrant Certificate ("Effective Date") and expiring on that date which is exactly eighteen (18) months after the Effective Date (the "Exercise Period") and by payment to the Company by certified check or bank draft of the purchase price for such shares. The Company agrees that the shares of Common Stock so purchased shall be and are deemed to be issued to the Holder as the record owner of such shares of Common Stock as of the close of business on the date on which the Warrant Certificate shall have been surrendered and payment made for such shares of Common Stock. Certificates representing the shares of Common Stock so purchased, together with any cash for fractional shares of Common Stock paid pursuant to Section 2E, shall be delivered to the Holder promptly and in no event later than ten (10) days after the Warrants shall have been so exercised, and, unless the Warrants have expired, a new Warrant Certificate, if any, that shall not have been exercised shall also be delivered to the Holder within such time.

2.       ADJUSTMENTS

A. Adjustments. The Exercise Price and the number of shares of Common Stock issuable upon exercise of each Warrant shall be subject to adjustment from time to time as follows:

(1) Stock Dividends; Stock Splits; Reverse Stock Splits; Reclassifications. In the event that the Company shall (a) pay a dividend with respect to its capital stock in shares of Common Stock, (b) subdivide its outstanding shares of Common Stock, (c) combine its outstanding shares of Common Tock into a smaller number of shares of any class of Common Stock or (d) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a merger, consolidation or other business combination in which the Company is the continuing corporation) (any one of which actions is herein referred to as an "Adjustment Event"), the number of shares of Common Stock purchasable upon exercise of each Warrant immediately prior to the record date for such Adjustment Event shall be adjusted so that the Holder shall thereafter be entitled to receive the number of shares of Common Stock or other securities of the Company (such other securities thereafter enjoying the rights of shares of Common Stock under this Warrant Certificate) that such Holder would have owned or have been entitled to receive after the happening of such Adjustment Event, had such Warrant been exercised immediately prior to the happening of such Adjustment Event or any record date with respect thereto. An adjustment made pursuant to this Section 2A(1) shall become effective immediately after the effective date of such Adjustment Event retroactive to the record date, if any, for such Adjustment Event.

(2) Distributions of Subscription Rights or Convertible Securities. In the event that the Company shall fix a record date for the making of a distribution to all holders of shares of Common Stock of rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding those referred to in Section 2A(5) below), then in each such event the number of shares of Common Stock purchasable after such record date upon the exercise of each Warrant shall be determined by multiplying the number of shares of Common Stock purchasable upon the exercise of each Warrant immediately prior to such record date by a fraction, the numerator of which shall be the then Current Market Value (as defined in Section 2A(3) below) of one share of Common Stock on the record date for such distribution and the denominator of which shall be the then Current Market Value of one share of Common Stock on the record date for such distribution less the then fair value (as determined by the Independent Financial Expert (as defined in Section 2A(3) below, or such subscription rights, options or warrants, or of such convertible or exchangeable securities distributed with respect to one such share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

(3)      Current Market Value. For the purpose of any computation under this
         Section 2, the Current Market Value of one share of Common Stock or of any other security (herein collectively referred to as a "security") at the date herein specified shall be (1) if the Company does not have a class of equity securities registered under the Securities Exchange Act of 1934 (the "Exchange Act"), the value of the security (a) determined in good faith in the most recently completed arms-length transaction between the Company and a third party who is not an affiliate of the Company in which such determination is necessary and the closing of which occurs on such date or shall have occurred within the six months preceding such date, provided that the Board of Directors of the Company shall in god faith determine that any such value represents a reasonable estimate of the fair value of a share of Common Stock as of such date, (b) if no transactions shall have occurred on such date or within such six-month period, most recently determined as of a date within the six months preceding such date by an Independent Financial Expert (in the event of more than one such determination, the determination for the later date shall be used) or (c) if no such determination shall have been made within such six month period, determined as of such date by an Independent Financial Expert, or (2) if the Company does have a class of equity securities registered under the Exchange Act, deemed to be the average of the daily market prices of the security for five trading days before such date or, if the Company has had a class of equity securities registered under the Exchange Act for less than five trading days before such date, then the average of the daily market prices for all of the trading days before such date for which daily market prices are available. For purposes of this definition, control means the power to direct the management and policies of a person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

         The market price for each such business day shall be (1) in the case of a security listed or admitted to trading on any securities exchange, the closing price, regular way, on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day; (2) in the case of a security not then listed or admitted to trading on any securities exchange, the last reported sale price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reputable quotation source designated by the Company; (3) in the case of a security not then listed or admitted to trading on any security exchange and as to which no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation source, or a newspaper of general circulation in the County of New Castle, State of Delaware, customarily published on each business day, designated by the Company, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than five days prior to the date in question) for which prices have been so reported; and (4) if there are no bid and asked prices reported during the five days prior to the date in question, the Current Market Value of the security shall be determined as if the Company did not have a class of equity securities registered under the Exchange Act.

         For purposes of this Section 2A(3), an Independent Financial Expert shall mean a nationally recognized investment banking firm (i) which does not (and whose directors, officers, employees and affiliates do not), have a direct or indirect financial interest in the Company (other than the beneficial ownership, directly or indirectly, of less than three percent of the outstanding shares of capital stock of the Company); (ii) which has not been, and, at the time it is called upon to give independent financial advice to the Company, is not (and none of whose directors, officers, employees or affiliates is) a promoter, director or officer of the Company or any of it's affiliates or an underwriter with respect to any of the Company's securities; (iii) which does not provide any advice or opinions to the Company except as an Independent Financial Expert; and (iv) which is mutually agreeable to the Company and the holders of a majority of the Warrants. If the Company and the Holders do not promptly agree as to the Independent Financial Expert, each shall appoint one investment banking firm and the two firms so appointed shall select the Independent Financial Expert to be employed by the Company. An Independent Financial Expert may be compensated by the Company for opinions or services it provides as an Independent Financial Expert. In making its determination of value of the Common Stock, the Independent Financial Expert, in its best professional judgement, determines to be most appropriate. After the Independent Financial Expert has made its determination, the Company shall cause the Independent Financial Expert to prepare a report (a "Value Report") stating the methods of valuation considered or used and the value of the Common Stock or other security it values and containing a statement as to the nature and scope of the examination made. The Value Report shall accompany any Adjustment Notice ( as defined in Section 2B) sent by the Company to the Holder pursuant to Section 2B; provided, that the adjustment to the Exercise Price that is the subject of such Adjustment Notice requires the services of an Independent Financial Expert.

(4) Adjustment of Exercise Price. Whenever the number of shares of Common Stock purchasable upon the exercise of each Warrant is adjusted pursuant to Sections 2A(1) and 2A(2), the Exercise Price for each share of Common Stock purchasable upon the exercise of each Warrant immediately prior to such adjustment, and the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

(5) Issuance of Common Stock to Stockholders of Less Than Current Market Value. In the event that the Company sells and issues to a stockholder of the Company or to any "affiliate" of such stockholder shares of any Common Stock, or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding (i) shares, options, warrants or convertible or exchangeable securities issued in any of the transactions described in Sections 2A(1) and 2A(2) above, (ii) the Warrants and any shares of Common Stock issuable upon exercise thereof,
         (iii) shares of Common Stock or other securities, or options or rights in respect thereof, issued to full-time employees of the Company or its subsidiaries in the ordinary course of business as compensation for services rendered or to be rendered or as part of an employee incentive program and (iv) shares of Common Stock or other securities issued upon exercise, conversion or exchange of rights, options, warrants or convertible or exchangeable securities issued in any of the transactions described in Section 2A(1) and 2A(2) above or in a transaction with respect to which no adjustment was required pursuant to this Section 2A (but including shares, rights, options, warrants or convertible or exchangeable securities issued as consideration in any merger, consolidation or other business combination) at a price per share of Common Stock (determined, in the case of such rights, options, warrants or convertible or exchangeable securities, by dividing (a) the total amount receivable by the Company in consideration of the sale and issuance of such rights, options, warrants or convertible or exchangeable securities (which amount may be zero if such rights, options, warrants or convertible or exchangeable securities are issued without consideration), plus the total consideration payable to the Company upon exercise, conversion or exchange thereof, by (b) the total number of shares of Common Stock contemplated by such rights, opinions, warrants or convertible or exchangeable securities) that is less than the then Current Market Value per share of such Common Stock (as determined by the Independent Financial Expert in accordance with
         Section 2A(3) above) in effect immediately prior to such sale and issuance, then the Exercise Price shall be adjusted (calculated to the nearest $0.01) so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be (i) an amount equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to such sale and issuance plus (B) the number of shares of Common Stock outstanding (determined as provided below) immediately after such sale and issuance. Such adjustment shall be made successively whenever such an issuance is made.

         Upon the occurrence of a sale and issuance described in the preceding paragraph, the number of shares of Common Stock purchasable under the exercise of this Warrant Certificate shall be that number determined by multiplying the number of shares of Common Stock issuable upon exercise immediately prior to such adjustment by a fraction, the numerator of which is the Exercise Price in effect immediately prior to such adjustment and the denominator of which is the Exercise Price as so adjusted.

         For the purposes of such adjustments, the shares of Common Stock which the holder of any such rights, options, warrants or convertible or exchangeable securities shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such sale and issuance and the consideration received by the Company for such rights, options, warrants or convertible or exchangeable securities (which consideration may be zero if such rights, options, warrants or convertible or exchangeable securities are issued without consideration), plus the consideration or premiums stated in such rights, options, warrants or convertible or exchangeable securities to be paid for the shares of any Common Stock covered thereby. In case the Company shall sell and issue, in a transaction to which this paragraph 2A(5) applies, shares of Common Stock or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, for consideration consisting, in whole or in part, of property other than cash or its equivalent, then determining the "price per share of Common Stock" and the "consideration received by the Company" for purposes of the first sentence of this Section 2A(5), the Board of Directors of the Company shall determine, in good faith, the fair value of the rights, options, warrants or convertible or exchangeable securities then being sold as part of such unit. There shall be no adjustment of the Exercise Price pursuant to this Section 2A(5) if the amount of such adjustment shall be less than $0.01 per share of Common Stock; provided, however, that any adjustments which by reason of this provision are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(6) Expiration of Rights, Options and Conversion Privileges. Upon the expiration without being exercised of any rights, options, warrants or conversion or exchange privileges for which an adjustment has been made pursuant to this Warrant Certificate, the Exercise Price and the number of shares of Common Stock purchasable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter, upon any future exercise, be such as they would have been had they been originally adjusted (or had the original adjustment not be required, as the case may be) as if (i) the only shares of Common Stock so issued were the shares of such rights, options, warrants or conversion or exchange rights and (ii) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the consideration, if an, actually received by the Company for issuance, sale or grant of all such rights, options, warrants or conversion or exchange rights whether or not exercised; provided, however, that no such readjustment shall have the effect of increasing the Exercise Price by an amount, or decreasing the number of shares purchasable upon exercise of each Warrant by number, in excess of the amount or number of the adjustment initially made in respect to the issuance, sale or grant of such rights, options, warrants or conversion or exchange rights.

(7) De Minimis Adjustments. Except as provided in Section 2A(5) with reference to adjustments required by such Section 2A(5), no adjustment in the number of shares of Common Stock purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of share of Common Stock purchasable upon an exercise of each Warrant; provided, however, that any adjustments which by reason of this Section 2A(7) are not required to b made shall be carried forward and taken into account in any subsequent adjustment.
           All  calculations  shall be made to the nearest full share.

(8) Duty to Make Fair Adjustments in Certain Cases. If any event occurs as to which in the opinion of the Board of Directors the other provisions of this Section 2A are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions, then the Board of Directors of the Company shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such purchase rights as aforesaid.

(9) Adjustment for Asset Distributions. If the Company shall fix a record date for the making of a distribution to all holders of shares of Common Stock of evidence of indebtedness of the Company or other assets (other than ordinary cash dividends not in excess of the retained earnings of the Company determined by the application of generally accepted accounting principles), then the Exercise Price for each share of Common Stock payable upon exercise of each Warrant shall be reduced by he then fair value (as determined by the Independent Financial Expert (as define in Section 2A(3) above) of the indebtedness or other assets distributed in respect of one such share. Such adjustment shall be made whenever any such distribution is made and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

B. Notice of Adjustment. Whenever the number of shares of Common Stock purchasable upon the exercise of each Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly notify the Holder in writing (such writing referred to as an "Adjustment Notice") of such adjustment or adjustments and shall deliver to the Holder a certificate of firm independent public accountants selected by the Board of Directors of the Company (who may be the regular accountants employed by the Company) or of the Independent Financial Expert, if any, which makes a determination of Current Market Value with respect to any such adjustment setting forth the number of shares of Common Stock purchasable upon the exercise of each Warrant and the Exercise Price after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

C. Statement on Warrant Certificates. The form of this Warrant Certificate need not be changed because of any change in the Exercise Price or in the number of kind of shares purchasable upon the exercise of a Warrant and any Warrant Exercise Price and the same number and kind of shares as are stated in this Warrant Certificate. The Company may at the time in its sole discretion make any change in the form of a warrant certificate that it may deem appropriate and that does not affect the substance thereof and any warrant certificate thereafter issued, whether in exchange or substitution for any outstanding warrant certificate or otherwise, may be in the form so changed.

D. Notice to Holder of Record Date, Dissolution, Liquidation or Winding Up. The Company shall cause to be mailed (by first class mail, postage prepaid) to the Holder of such of the record date for any dividend, distribution or payment, in cash or in kind (including, without limitation, evidence of indebtedness and assets), with respect to shares of Common Stock at least 20 calendar days before any such date. In case at any time after the date hereof, there shall be voluntary or involuntary dissolution, liquidation or winding up of the Company, then the Company shall cause to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's address as shown on the books of the Company, at the earliest practicable time (and, in any event, not less than 20 calendar days before any date set for definitive action), notice of the date on which such dissolution, liquidation or winding up shall take place, as the case may be. The notices referred to above shall also specify the date as of which the holders of the shares of Common Stock of record or other securities underlying the Warrants shall be entitled to receive such dividend, ties, money or the property deliverable upon such dissolution, liquidation or winding up, as the case may be (the "Entitlement Date"). In the case of a distribution of evidence of indebtedness or assets (other than in dissolution, liquidation or winding up) which has the effect of reducing the Exercise Price to zero or less pursuant to Section 2A(9), if the Holder elects to exercise the Warrants in accordance with Section 1 and become a holder of the Common Stock on the Entitlement Date, the Holder shall thereafter receive the evidence of indebtedness or assets distributed in respect of shares of Common Stock. In the case of any dissolution, liquidation or winding up of the Company, the Holder shall receive on the Entitlement Date the cash or other property, less the Exercise Price for the Warrants then in effect, that such Holder would have entitled to receive had the Warrants been exercisable and exercised immediately prior to such dissolution, liquidation or winding up (or, if appropriate, record date therefor) and any right of a Holder to exercise the Warrants shall terminate.

E. Fractional Interest. The Company shall not be required to issue fractional shares of Common Stock on the exercise of the Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full shares of Common Stock which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of whole shares of Common Stock purchasable on the exercise of the Warrants so presented. If any fraction of a share of Common Stock would, except for the provisions of this Section 2E be issuable on the exercise of the Warrants (or specified proportion thereof), the Company shall pay an amount in cash calculated by it to be equal to the fair value of one share of Common Stock, as determined by the Board of Directors of the company in good faith, multiplied by such fraction computed to the nearest whole cent.

3.       RESERVATION AND AUTHORIZATION OF COMMON STOCK

The Company covenants and agrees (a) that all shares of Common Stock which may be issued upon the exercise of the Warrants represented by this Warrant Certificate will, upon issuance, be validly issued, fully paid and non-assessable and free of all insurance or transfer taxes, liens and charges with respect to the issue thereof, (b) that during the Exercise Period, the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the Warrants evidenced by this Warrant Certificate, sufficient shares of Common Stock to provide for the exercise of the Warrants represented by this Warrant Certificate, and (c) that the Company will take all such action as may be necessary to ensure that the shares of Common Stock issuable upon the exercise of the Warrants may be so issued without violation of any applicable law or regulation, or any requirements of any domestic securities exchange upon which any capital stock of the Company may be listed; provided, however, that nothing contained herein shall impose upon the Company any obligation to register the warrants evidenced by this Warrant Certificate of such Common Stock under applicable securities laws. In the event that any securities of the Company, other than the Common Stock, are issuable upon exercise of the Warrants, the Company will take or refrain from taking any action referred to in clauses (a) through (c) of this Section 3 as though such clauses applied, mutatis mutandis to such other securities then issuable upon the exercise of the Warrants.


4.       NO VOTING RIGHTS

This Warrant Certificate shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.


5.       EXERCISE OR TRANSFER OF WARRANTS OR COMMON STOCK

The Holder of this Warrant Certificate agrees to be obligated by any and all provisions with respect to the limitations, including limitations imposed for Securities Act compliance, on the transfer of the Warrants and the shares of Common Stock or other securities issuable upon exercise of the Warrants.


6.       WARRANTS TRANSFERABLE

Subject to the provision of Section 5, this Warrant Certificate and the Warrants it evidences are transferrable, in whole or in part, without charge to the Holder, at the office or agency of the Company referred to in Section 1, by the Holder in person or by duly authorized attorney, upon surrender of this Warrant Certificate properly endorsed. Each taker and holder of this Warrant Certificate, by taking or holding the same, consents and agrees that this Warrant Certificate, when endorsed in blank, shall be deemed negotiable, and that such holder, when this Warrant Certificate shall have been so endorsed, may be treated by the Company and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant Certificate, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered holder hereof as the owner for all purposes.

7.       REGISTRATION RIGHTS

The Company agrees that it will give at least 30 days prior written notice to the Holder of the Company's intention to file any registration statement relating to any of the Company's securities and will afford the Holder the opportunity to register the Warrants and any shares of the Company's Common Stock held by the Holder and to take advantage, to a reasonable extent, of all Blue Sky qualifications effected by the Holder in connection therewith, upon receiving request for such registration within 15 days thereafter.

The Company shall have the privilege of postponing action pursuant to the provisions to the provisions of this Section 7 for a reasonable period of time (not exceeding 180 days) in the event the filing would, in the reasonable opinion of the Board of Directors of the Company, adversely affect a material financing project, or a proposed or pending acquisition, merger, or other corporate reorganization for which the Company is or is expected to be a party.

Upon receipt of such written request, the Company shall promptly give written notice thereof to the Holder at its address as that address appears on the books of the Company, offering to include the Warrants and all Common Stock of the Company held by the Holder in a registration statement to be filed by the Company as provided herein, if the Holder makes a written request therefor within 15 days after the giving of such notice by the Company; provided, however, that if the Company shall have elected pursuant to this Section 7 above to postpone action under this section, the Company shall, in such notice, specify the termination date of the period of such postponement and the time for the Holder to make said written request shall be extended to 15 days after said termination date.

The costs and expenses of any such registration statement or other filing as provided in this Section 7 shall be borne and paid by the Company for any such request by the Holder.


8.       CLOSING OF BOOKS

The Company will at no time close its transfer books against the transfer of any Warrant or of any shares of Common Stock or other securities issuable upon the exercise of any Warrant in any manner which interferes with the timely exercise of the Warrants.

9.       WARRANTS EXCHANGEABLE, LOSS, THEFT

This Warrant Certificate is exchangeable, upon the surrender hereof by the Holder at the office or agency of the Company referred to in Section 1, for new Warrant Certificates in similar form representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder, each such new Warrant to represent the right to subscribe and purchase such number of shares of Common Stock as shall be designed by the Holder at the time of such surrender. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation, upon surrender or cancellation of this Warrant Certificate, the Company will issue to the Holder a new Warrant Certificate in similar form, in lieu of this Warrant Certificate, representing the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder.


10.      MERGERS, CONSOLIDATIONS, ETC.

A. Except as may otherwise be provided in Section 2A(5), if the Company shall merge or consolidate with another corporation, the holder of this Warrant Certificate shall thereafter have the right, upon exercise hereof and payment of the Exercise Price, to receive solely the kind and amount of shares of stock (including, if applicable, Common Stock), other securities, property or cash or any combination thereof receivable by a holder of the number of shares of Common Stock for which this Warrant Certificate might have been exercised immediately prior to such merger or consolidation (assuming, if applicable, that the holder of such Common Stock failed to exercise its rights of election, if any, as to the kind or amount of shares of stock, other securities, property or cash or combination thereof receivable upon such merger or consolidation).

B. In case of any reclassification or change of the shares of Common Stock issuable upon exercise of this Warrant Certificate (other than elimination or Par value, a change in par value, or from par value to no par value, or as the result of a subdivision or combination of shares (which is provided for elsewhere herein),but including any reclassification of the shares of Common Stock into two or more classes or series of shares) or in case of any merger or consolidation of another corporation into the Company in which the Company is the surviving corporation and in which there is a reclassification or change of the shares of Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination (which is provided for elsewhere herein), but including any reclassification of the shares of Common Stock, the Holder shall thereafter have the right, upon exercise hereof and payment of the Exercise Price, to receive solely the kind and amount of shares of stock (including, if applicable, Common Stock), other securities, property or cash or any combination thereof receivable upon such reclassification, change, merger or consolidation by a holder of the number of shares of Common Stock for which this Warrant Certificate might have been exercised immediately prior to such reclassification, change, merger or consolidation (assuming, if applicable, that the holder of such Common Stock failed to exercise its rights of election, if any, as to the kind or amount of shares of stock, other securities, property or cash or combination thereof receivable upon such reclassification, change, merger or consolidation).

11.      RIGHTS AND OBLIGATIONS SURVIVE EXERCISE OF WARRANTS

     The rights and obligations of the Company, of the Holder, and of the holders of shares of Common Stock or other securities issued upon exercise of the Warrants, contained in Sections 5 and 7 of this Warrant Certificate shall survive the exercise of the Warrants.


              April 30         1999
Dated:  ----------------------,----

Power Direct, Inc.,
A Delaware corporation

             /s/ Jack Sha
By:      --------------------------

Its:     Jack Sha, President


            /s/ Ferdinand Marehard
By:      --------------------------

Its:     Ferdinand Marehard, Secretary

                      WARRANTS TO PURCHASE 1,000,000 SHARES
                       OF $.0001 PAR VALUE COMMON STOCK OF
                               POWER DIRECT, INC.
                             A DELAWARE CORPORATION


This Warrant Certificate certifies that Holm Investments Ltd. (the "Holder"), is the owner of one million (1,000,000) Warrants (subject to adjustment as provided herein), each of which represents the right to subscribe for and purchase from Power Direct, Inc. a Delaware corporation (the "Company"), one share of the Common Stock, no par value, of the Company (the common stock, including any stock into which it may be changed, reclassified or converted, is herein referred to as the "Common Stock") at the purchase price (the "Exercise Price") of $0.25 per share (subject to adjustment as provided herein).


THIS WARRANT CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ARE SUBJECT TO CERTAIN RESTRICTIONS, CONTAINED IN SECTIONS 5 AND 6 HEREOF, WITH RESPECT TO THEIR TRANSFER.


The Warrants represented by this Warrant Certificate are subject to the following provisions, terms and conditions:

1.       EXERCISE OF WARRANTS

Exercise of Warrants. The warrants may be exercised by the Holder, in whole or in part (but not as to a fractional share of Common Stock), by surrender of this Warrant Certificate at the principle office of the Company at 1288 Alberni Street, Suite 806, Vancouver, BC V6E 4N5 (or such other office or agency of the Company as may be designated by notice in writing to the Holder at the address of such Holder appearing on the books of the Company), with the appropriate form attached duly exercised, at any time within the period beginning one day after the Holder's subscription for Units (each Unit consisting of one share of no par value Common Stock of the Company at $0.25 per share) was accepted by the Company, and expiring on that date which is exactly two years and one day after the Holder's subscription for Units was accepted by the Company (the "Exercise Period") and by payment to the Company by certified check or bank draft of the purchase price for such shares. The Company agrees that the shares of Common Stock so purchased shall be and are deemed to be issued to the Holder as the record owner of such shares of Common Stock as of the close of business on the date on which the Warrant Certificate shall have been surrendered and payment made for such shares of Common Stock. Certificates representing the shares of Common Stock so purchased, together with any cash for fractional shares of Common Stock paid pursuant to Section 2E, shall be delivered to the Holder promptly and in no event later than ten (10) days after the Warrants shall have been so exercised, and, unless the Warrants have expired, a new Warrant Certificate, if any, that shall not have been exercised shall also be delivered to the Holder within such time.

2.       ADJUSTMENTS

A. Adjustments. The Exercise Price and the number of shares of Common Stock issuable upon exercise of each Warrant shall be subject to adjustment from time to time as follows:

(1) Stock Dividends; Stock Splits; Reverse Stock Splits; Reclassifications. In the event that the Company shall (a) pay a dividend with respect to its capital stock in shares of Common Stock, (b) subdivide its outstanding shares of Common Stock, (c) combine its outstanding shares of Common Tock into a smaller number of shares of any class of Common Stock or (d) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a merger, consolidation or other business combination in which the Company is the continuing corporation) (any one of which actions is herein referred to as an "Adjustment Event"), the number of shares of Common Stock purchasable upon exercise of each Warrant immediately prior to the record date for such Adjustment Event shall be adjusted so that the Holder shall thereafter be entitled to receive the number of shares of Common Stock or other securities of the Company (such other securities thereafter enjoying the rights of shares of Common Stock under this Warrant Certificate) that such Holder would have owned or have been entitled to receive after the happening of such Adjustment Event, had such Warrant been exercised immediately prior to the happening of such Adjustment Event or any record date with respect thereto. An adjustment made pursuant to this Section 2A(1) shall become effective immediately after the effective date of such Adjustment Event retroactive to the record date, if any, for such Adjustment Event.

(2) Distributions of Subscription Rights or Convertible Securities. In the event that the Company shall fix a record date for the making of a distribution to all holders of shares of Common Stock of rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding those referred to in Section 2A(5) below), then in each such event the number of shares of Common Stock purchasable after such record date upon the exercise of each Warrant shall be determined by multiplying the number of shares of Common Stock purchasable upon the exercise of each Warrant immediately prior to such record date by a fraction, the numerator of which shall be the then Current Market Value (as defined in Section 2A(3) below) of one share of Common Stock on the record date for such distribution and the denominator of which shall be the then Current Market Value of one share of Common Stock on the record date for such distribution less the then fair value (as determined by the Independent Financial Expert (as defined in Section 2A(3) below, or such subscription rights, options or warrants, or of such convertible or exchangeable securities distributed with respect to one such share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

(3)      Current Market Value. For the purpose of any computation under this
         Section 2, the Current Market Value of one share of Common Stock or of any other security (herein collectively referred to as a "security") at the date herein specified shall be (1) if the Company does not have a class of equity securities registered under the Securities Exchange Act of 1934 (the "Exchange Act"), the value of the security (a) determined in good faith in the most recently completed arms-length transaction between the Company and a third party who is not an affiliate of the Company in which such determination is necessary and the closing of which occurs on such date or shall have occurred within the six months preceding such date, provided that the Board of Directors of the Company shall in god faith determine that any such value represents a reasonable estimate of the fair value of a share of Common Stock as of such date, (b) if no transactions shall have occurred on such date or within such six-month period, most recently determined as of a date within the six months preceding such date by an Independent Financial Expert (in the event of more than one such determination, the determination for the later date shall be used) or (c) if no such determination shall have been made within such six month period, determined as of such date by an Independent Financial Expert, or (2) if the Company does have a class of equity securities registered under the Exchange Act, deemed to be the average of the daily market prices of the security for five trading days before such date or, if the Company has had a class of equity securities registered under the Exchange Act for less than five trading days before such date, then the average of the daily market prices for all of the trading days before such date for which daily market prices are available. For purposes of this definition, control means the power to direct the management and policies of a person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

         The market price for each such business day shall be (1) in the case of a security listed or admitted to trading on any securities exchange, the closing price, regular way, on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day; (2) in the case of a security not then listed or admitted to trading on any securities exchange, the last reported sale price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reputable quotation source designated by the Company; (3) in the case of a security not then listed or admitted to trading on any security exchange and as to which no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation source, or a newspaper of general circulation in North America, customarily published on each business day, designated by the Company, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than five days prior to the date in question) for which prices have been so reported; and (4) if there are no bid and asked prices reported during the five days prior to the date in question, the Current Market Value of the security shall be determined as if the Company did not have a class of equity securities registered under the Exchange Act.

         For purposes of this Section 2A(3), an Independent Financial Expert shall mean a nationally recognized investment banking firm (i) which does not (and whose directors, officers, employees and affiliates do not), have a direct or indirect financial interest in the Company (other than the beneficial ownership, directly or indirectly, of less than three percent of the outstanding shares of capital stock of the Company); (ii) which has not been, and, at the time it is called upon to give independent financial advice to the Company, is not (and none of whose directors, officers, employees or affiliates is) a promoter, director or officer of the Company or any of it's affiliates or an underwriter with respect to any of the Company's securities; (iii) which does not provide any advice or opinions to the Company except as an Independent Financial Expert; and (iv) which is mutually agreeable to the Company and the holders of a majority of the Warrants. If the Company and the Holders do not promptly agree as to the Independent Financial Expert, each shall appoint one investment banking firm and the two firms so appointed shall select the Independent Financial Expert to be employed by the Company. An Independent Financial Expert may be compensated by the Company for opinions or services it provides as an Independent Financial Expert. In making its determination of value of the Common Stock, the Independent Financial Expert, in its best professional judgement, determines to be most appropriate. After the Independent Financial Expert has made its determination, the Company shall cause the Independent Financial Expert to prepare a report (a "Value Report") stating the methods of valuation considered or used and the value of the Common Stock or other security it values and containing a statement as to the nature and scope of the examination made. The Value Report shall accompany any Adjustment Notice ( as defined in Section 2B) sent by the Company to the Holder pursuant to Section 2B; provided, that the adjustment to the Exercise Price that is the subject of such Adjustment Notice requires the services of an Independent Financial Expert.

(4) Adjustment of Exercise Price. Whenever the number of shares of Common Stock purchasable upon the exercise of each Warrant is adjusted pursuant to Sections 2A(1) and 2A(2), the Exercise Price for each share of Common Stock purchasable upon the exercise of each Warrant immediately prior to such adjustment, and the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

(5) Issuance of Common Stock to Stockholders of Less Than Current Market Value. In the event that the Company sells and issues to a stockholder of the Company or to any "affiliate" of such stockholder shares of any Common Stock, or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding (i) shares, options, warrants or convertible or exchangeable securities issued in any of the transactions described in Sections 2A(1) and 2A(2) above, (ii) the Warrants and any shares of Common Stock issuable upon exercise thereof,
         (iii) shares of Common Stock or other securities, or options or rights in respect thereof, issued to full-time employees of the Company or its subsidiaries in the ordinary course of business as compensation for services rendered or to be rendered or as part of an employee incentive program and (iv) shares of Common Stock or other securities issued upon exercise, conversion or exchange of rights, options, warrants or convertible or exchangeable securities issued in any of the transactions described in Section 2A(1) and 2A(2) above or in a transaction with respect to which no adjustment was required pursuant to this Section 2A (but including shares, rights, options, warrants or convertible or exchangeable securities issued as consideration in any merger, consolidation or other business combination) at a price per share of Common Stock (determined, in the case of such rights, options, warrants or convertible or exchangeable securities, by dividing (a) the total amount receivable by the Company in consideration of the sale and issuance of such rights, options, warrants or convertible or exchangeable securities (which amount may be zero if such rights, options, warrants or convertible or exchangeable securities are issued without consideration), plus the total consideration payable to the Company upon exercise, conversion or exchange thereof, by (b) the total number of shares of Common Stock contemplated by such rights, opinions, warrants or convertible or exchangeable securities) that is less than the then Current Market Value per share of such Common Stock (as determined by the Independent Financial Expert in accordance with
         Section 2A(3) above) in effect immediately prior to such sale and issuance, then the Exercise Price shall be adjusted (calculated to the nearest $0.01) so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be (i) an amount equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to such sale and issuance plus (B) the number of shares of Common Stock outstanding (determined as provided below) immediately after such sale and issuance. Such adjustment shall be made successively whenever such an issuance is made.

         Upon the occurrence of a sale and issuance described in the preceding paragraph, the number of shares of Common Stock purchasable under the exercise of this Warrant Certificate shall be that number determined by multiplying the number of shares of Common Stock issuable upon exercise immediately prior to such adjustment by a fraction, the numerator of which is the Exercise Price in effect immediately prior to such adjustment and the denominator of which is the Exercise Price as so adjusted.

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         For the purposes of such adjustments, the shares of Common Stock which the holder of any such rights, options, warrants or convertible or exchangeable securities shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of such sale and issuance and the consideration received by the Company for such rights, options, warrants or convertible or exchangeable securities (which consideration may be zero if such rights, options, warrants or convertible or exchangeable securities are issued without consideration), plus the consideration or premiums stated in such rights, options, warrants or convertible or exchangeable securities to be paid for the shares of any Common Stock covered thereby. In case the Company shall sell and issue, in a transaction to which this paragraph 2A(5) applies, shares of Common Stock or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, for consideration consisting, in whole or in part, of property other than cash or its equivalent, then determining the "price per share of Common Stock" and the "consideration received by the Company" for purposes of the first sentence of this Section 2A(5), the Board of Directors of the Company shall determine, in good faith, the fair value of the rights, options, warrants or convertible or exchangeable securities then being sold as part of such unit. There shall be no adjustment of the Exercise Price pursuant to this Section 2A(5) if the amount of such adjustment shall be less than $0.01 per share of Common Stock; provided, however, that any adjustments which by reason of this provision are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(6) Expiration of Rights, Options and Conversion Privileges. Upon the expiration without being exercised of any rights, options, warrants or conversion or exchange privileges for which an adjustment has been made pursuant to this Warrant Certificate, the Exercise Price and the number of shares of Common Stock purchasable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter, upon any future exercise, be such as they would have been had they been originally adjusted (or had the original adjustment not be required, as the case may be) as if (i) the only shares of Common Stock so issued were the shares of such rights, options, warrants or conversion or exchange rights and (ii) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the consideration, if an, actually received by the Company for issuance, sale or grant of all such rights, options, warrants or conversion or exchange rights whether or not exercised; provided, however, that no such readjustment shall have the effect of increasing the Exercise Price by an amount, or decreasing the number of shares purchasable upon exercise of each Warrant by number, in excess of the amount or number of the adjustment initially made in respect to the issuance, sale or grant of such rights, options, warrants or conversion or exchange rights.

(7) De Minimis Adjustments. Except as provided in Section 2A(5) with reference to adjustments required by such Section 2A(5), no adjustment in the number of shares of Common Stock purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of share of Common Stock purchasable upon an exercise of each Warrant; provided, however, that any adjustments which by reason of this Section 2A(7) are not required to b made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest full share.

(8) Duty to Make Fair Adjustments in Certain Cases. If any event occurs as to which in the opinion of the Board of Directors the other provisions of this
     Section 2A are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Warrants in accordance with the essential intent and principles of such provisions, then the Board of Directors of the Company shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such purchase rights as aforesaid.

(9) Adjustment for Asset Distributions. If the Company shall fix a record date for the making of a distribution to all holders of shares of Common Stock of evidence of indebtedness of the Company or other assets (other than ordinary cash dividends not in excess of the retained earnings of the Company determined by the application of generally accepted accounting principles), then the Exercise Price for each share of Common Stock payable upon exercise of each Warrant shall be reduced by he then fair value (as determined by the Independent Financial Expert (as define in Section 2A(3) above) of the indebtedness or other assets distributed in respect of one such share. Such adjustment shall be made whenever any such distribution is made and shall become effective on the date of distribution retroactive to the record date for the determination of stockholders entitled to receive such distribution.

B. Notice of Adjustment. Whenever the number of shares of Common Stock purchasable upon the exercise of each Warrant or the Exercise Price is adjusted, as herein provided, the Company shall promptly notify the Holder in writing (such writing referred to as an "Adjustment Notice") of such adjustment or adjustments and shall deliver to the Holder a certificate of firm independent public accountants selected by the Board of Directors of the Company (who may be the regular accountants employed by the Company) or of the Independent Financial Expert, if any, which makes a determination of Current Market Value with respect to any such adjustment setting forth the number of shares of Common Stock purchasable upon the exercise of each Warrant and the Exercise Price after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

C. Statement on Warrant Certificates. The form of this Warrant Certificate need not be changed because of any change in the Exercise Price or in the number of kind of shares purchasable upon the exercise of a Warrant and any Warrant Exercise Price and the same number and kind of shares as are stated in this Warrant Certificate. The Company may at the time in its sole discretion make any change in the form of a warrant certificate that it may deem appropriate and that does not affect the substance thereof and any warrant certificate thereafter issued, whether in exchange or substitution for any outstanding warrant certificate or otherwise, may be in the form so changed.

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D.   Notice to Holder of Record Date, Dissolution, Liquidation or Winding Up.
     The Company shall cause to be mailed (by first class mail, postage prepaid) to the Holder of such of the record date for any dividend, distribution or payment, in cash or in kind (including, without limitation, evidence of indebtedness and assets), with respect to shares of Common Stock at least 20 calendar days before any such date. In case at any time after the date hereof, there shall be voluntary or involuntary dissolution, liquidation or winding up of the Company, then the Company shall cause to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's address as shown on the books of the Company, at the earliest practicable time (and, in any event, not less than 20 calendar days before any date set for definitive action), notice of the date on which such dissolution, liquidation or winding up shall take place, as the case may be. The notices referred to above shall also specify the date as of which the holders of the shares of Common Stock of record or other securities underlying the Warrants shall be entitled to receive such dividend, ties, money or the property deliverable upon such dissolution, liquidation or winding up, as the case may be (the "Entitlement Date"). In the case of a distribution of evidence of indebtedness or assets (other than in dissolution, liquidation or winding up) which has the effect of reducing the Exercise Price to zero or less pursuant to Section 2A(9), if the Holder elects to exercise the Warrants in accordance with Section 1 and become a holder of the Common Stock on the Entitlement Date, the Holder shall thereafter receive the evidence of indebtedness or assets distributed in respect of shares of Common Stock. In the case of any dissolution, liquidation or winding up of the Company, the Holder shall receive on the Entitlement Date the cash or other property, less the Exercise Price for the Warrants then in effect, that such Holder would have entitled to receive had the Warrants been exercisable and exercised immediately prior to such dissolution, liquidation or winding up (or, if appropriate, record date therefor) and any right of a Holder to exercise the Warrants shall terminate.

E. Fractional Interest. The Company shall not be required to issue fractional shares of Common Stock on the exercise of the Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same holder, the number of full shares of Common Stock which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of whole shares of Common Stock purchasable on the exercise of the Warrants so presented. If any fraction of a share of Common Stock would, except for the provisions of this Section 2E be issuable on the exercise of the Warrants (or specified proportion thereof), the Company shall pay an amount in cash calculated by it to be equal to the fair value of one share of Common Stock, as determined by the Board of Directors of the company in good faith, multiplied by such fraction computed to the nearest whole cent.

3.       RESERVATION AND AUTHORIZATION OF COMMON STOCK

The Company covenants and agrees (a) that all shares of Common Stock which may be issued upon the exercise of the Warrants represented by this Warrant Certificate will, upon issuance, be validly issued, fully paid and non-assessable and free of all insurance or transfer taxes, liens and charges with respect to the issue thereof, (b) that during the Exercise Period, the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the Warrants evidenced by this Warrant Certificate, sufficient shares of Common Stock to provide for the exercise of the Warrants represented by this Warrant Certificate, and (c) that the Company will take all such action as may be necessary to ensure that the shares of Common Stock issuable upon the exercise of the Warrants may be so issued without violation of any applicable law or regulation, or any requirements of any domestic securities exchange upon which any capital stock of the Company may be listed; provided, however, that nothing contained herein shall impose upon the Company any obligation to register the warrants evidenced by this Warrant Certificate of such Common Stock under applicable securities laws. In the event that any securities of the Company, other than the Common Stock, are issuable upon exercise of the Warrants, the Company will take or refrain from taking any action referred to in clauses (a) through (c) of this Section 3 as though such clauses applied, mutatis mutandis to such other securities then issuable upon the exercise of the Warrants.


4.       NO VOTING RIGHTS

This Warrant Certificate shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.


5.       EXERCISE OR TRANSFER OF WARRANTS OR COMMON STOCK

The Holder of this Warrant Certificate agrees to be obligated by any and all provisions with respect to the limitations, including limitations imposed for Securities Act compliance, on the transfer of the Warrants and the shares of Common Stock or other securities issuable upon exercise of the Warrants.


6.       WARRANTS TRANSFERABLE

Subject to the provision of Section 5, this Warrant Certificate and the Warrants it evidences are transferrable, in whole or in part, without charge to the Holder, at the office or agency of the Company referred to in Section 1, by the Holder in person or by duly authorized attorney, upon surrender of this Warrant Certificate properly endorsed. Each taker and holder of this Warrant Certificate, by taking or holding the same, consents and agrees that this Warrant Certificate, when endorsed in blank, shall be deemed negotiable, and that such holder, when this Warrant Certificate shall have been so endorsed, may be treated by the Company and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant Certificate, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered holder hereof as the owner for all purposes.

7.       REGISTRATION RIGHTS

The Company agrees that it will give at least 30mdays prior written notice to the Holder of the Company's intention to file any registration statement relating to any of the Company's securities and will afford the Holder the opportunity to register the Warrants and any shares of the Company's Common Stock held by the Holder and to take advantage, to a reasonable extent, of all Blue Sky qualifications effected by the Holder in connection therewith, upon receiving request for such registration within 15 days thereafter.

The Company shall have the privilege of postponing action pursuant to the provisions to the provisions of this Section 7 for a reasonable period of time (not exceeding 180 days) in the event the filing would, in the reasonable opinion of the Board of Directors of the Company, adversely affect a material financing project, or a proposed or pending acquisition, merger, or other corporate reorganization for which the Company is or is expected to be a party.

Upon receipt of such written request, the Company shall promptly give written notice thereof to the Holder at its address as that address appears on the books of the Company, offering to include the Warrants and all Common Stock of the Company held by the Holder in a registration statement to be filed by the Company as provided herein, if the Holder makes a written request therefor within 15 days after the giving of such notice by the Company; provided, however, that if the Company shall have elected pursuant to this Section 7 above to postpone action under this section, the Company shall, in such notice, specify the termination date of the period of such postponement and the time for the Holder to make said written request shall be extended to 15 days after said termination date.

The costs and expenses of any such registration statement or other filing as provided in this Section 7 shall be borne and paid by the Company for any such request by the Holder.


8.       CLOSING OF BOOKS

The Company will at no time close its transfer books against the transfer of any Warrant or of any shares of Common Stock or other securities issuable upon the exercise of any Warrant in any manner which interferes with the timely exercise of the Warrants.

9.       WARRANTS EXCHANGEABLE, LOSS, THEFT

This Warrant Certificate is exchangeable, upon the surrender hereof by the Holder at the office or agency of the Company referred to in Section 1, for new Warrant Certificates in similar form representing in the aggregate the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder, each such new Warrant to represent the right to subscribe and purchase such number of shares of Common Stock as shall be designed by the Holder at the time of such surrender. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation, upon surrender or cancellation of this Warrant Certificate, the Company will issue to the Holder a new Warrant Certificate in similar form, in lieu of this Warrant Certificate, representing the right to subscribe for and purchase the number of shares of Common Stock which may be subscribed for and purchased hereunder.


10.      MERGERS, CONSOLIDATIONS, ETC.

A. Except as may otherwise be provided in Section 2A(5), if the Company shall merge or consolidate with another corporation, the holder of this Warrant Certificate shall thereafter have the right, upon exercise hereof and payment of the Exercise Price, to receive solely the kind and amount of shares of stock (including, if applicable, Common Stock), other securities, property or cash or any combination thereof receivable by a holder of the number of shares of Common Stock for which this Warrant Certificate might have been exercised immediately prior to such merger or consolidation (assuming, if applicable, that the holder of such Common Stock failed to exercise its rights of election, if any, as to the kind or amount of shares of stock, other securities, property or cash or combination thereof receivable upon such merger or consolidation).

B. In case of any reclassification or change of the shares of Common Stock issuable upon exercise of this Warrant Certificate (other than elimination or Par value, a change in par value, or from par value to no par value, or as the result of a subdivision or combination of shares (which is provided for elsewhere herein),but including any reclassification of the shares of Common Stock into two or more classes or series of shares) or in case of any merger or consolidation of another corporation into the Company in which the Company is the surviving corporation and in which there is a reclassification or change of the shares of Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination (which is provided for elsewhere herein), but including any reclassification of the shares of Common Stock, the Holder shall thereafter have the right, upon exercise hereof and payment of the Exercise Price, to receive solely the kind and amount of shares of stock (including, if applicable, Common Stock), other securities, property or cash or any combination thereof receivable upon such reclassification, change, merger or consolidation by a holder of the number of shares of Common Stock for which this Warrant Certificate might have been exercised immediately prior to such reclassification, change, merger or consolidation (assuming, if applicable, that the holder of such Common Stock failed to exercise its rights of election, if any, as to the kind or amount of shares of stock, other securities, property or cash or combination thereof receivable upon such reclassification, change, merger or consolidation).

11.      RIGHTS AND OBLIGATIONS SURVIVE EXERCISE OF WARRANTS

     The rights and obligations of the Company, of the Holder, and of the holders of shares of Common Stock or other securities issued upon exercise of the Warrants, contained in Sections 5 and 7 of this Warrant Certificate shall survive the exercise of the Warrants.


            November 15, 1999
Dated:    --------------------------

Power Direct, Inc.,
A Delaware corporation

          /s/ Jack Sha
By:      ---------------------------

Its:     Jack Sha, President


         /s/ Ferdinand Marehard
By:     ----------------------------

Its:     Ferdinand Marehard, Secretary